                                                      REGISTRATION NO. 333-60474

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 1
                                       TO


                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

      LEHMAN BROTHERS HOLDINGS INC.                    DELAWARE                   13-3216325
LEHMAN BROTHERS HOLDINGS CAPITAL TRUST III             DELAWARE                   13-4054198
LEHMAN BROTHERS HOLDINGS CAPITAL TRUST IV              DELAWARE                TO BE APPLIED FOR
 LEHMAN BROTHERS HOLDINGS CAPITAL TRUST V              DELAWARE                TO BE APPLIED FOR
LEHMAN BROTHERS HOLDINGS CAPITAL TRUST VI              DELAWARE                TO BE APPLIED FOR
(Exact Name of Registrant as Specified in    (State or Other Jurisdiction      (I.R.S. Employer
               its Charter)                      of Incorporation or        Identification Number)
                                                    Organization)

                           --------------------------

                          THREE WORLD FINANCIAL CENTER
                            NEW YORK, NEW YORK 10285
                                 (212) 526-7000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------

                             THOMAS A. RUSSO, ESQ.
                         LEHMAN BROTHERS HOLDINGS INC.
                          THREE WORLD FINANCIAL CENTER
                            NEW YORK, NEW YORK 10285
                                 (212) 526-7000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           --------------------------

                                   Copies To:

              RAYMOND W. WAGNER, ESQ.                              JEFFREY A. WELIKSON, ESQ.
             SIMPSON THACHER & BARTLETT                          LEHMAN BROTHERS HOLDINGS INC.
                425 LEXINGTON AVENUE                               ONE WORLD FINANCIAL CENTER
              NEW YORK, NEW YORK 10017                              NEW YORK, NEW YORK 10281
                   (212) 455-2000                                        (646) 836-2150

                           --------------------------

    Approximate Date of Commencement of Proposed Sale of the Securities to the
Public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /


                           --------------------------

    The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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--------------------------------------------------------------------------------

                               INTRODUCTORY NOTE


    This Registration Statement contains:

    - a form of base prospectus for debt securities, preferred stock, depositary shares and common stock issuable by Lehman Brothers Holdings Inc.; and

    - a form of base prospectus for preferred securities issuable by Lehman Brothers Holdings Capital Trust III, Lehman Brothers Holdings Capital Trust IV, Lehman Brothers Holdings Capital Trust V or Lehman Brothers Holdings Capital Trust VI, and related junior subordinated debt securities, guarantees and certain back-up obligations issuable by Lehman Brothers Holdings.

    To the extent required, the information in the prospectuses, including financial information, will be updated at the time of each offering. Upon each such offering, a prospectus supplement to the appropriate base prospectus will be filed.

PROSPECTUS


                                $25,435,000,000


                         LEHMAN BROTHERS HOLDINGS INC.

MAY OFFER--

                                DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                  COMMON STOCK

                                ----------------

    Lehman Brothers Holdings will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.


    The securities offered pursuant to this prospectus are offered in an aggregate principal amount of up to $25,435,000,000 subject to reduction as a result of the sale under certain circumstances of other securities.


                             ---------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                             ---------------------


June 5, 2001

                               PROSPECTUS SUMMARY

    This summary provides a brief overview of the key aspects of Lehman Brothers Holdings and all material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of a particular issuance of offered securities, before making your investment decision, you should carefully read:

    - this prospectus, which explains the general terms of the securities that Lehman Brothers Holdings may offer;

    - the accompanying prospectus supplement for such issuance, which explains the specific terms of the securities being offered and which may update or change information in this prospectus; and

    - the documents referred to in "Where You Can Find More Information" on page 6 for information about Lehman Brothers Holdings, including its financial statements.

                         LEHMAN BROTHERS HOLDINGS INC.

    Lehman Brothers Holdings is one of the leading global investment banks, serving institutional, corporate, government and high-net-worth individual clients and customers. The company's worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin America and the Asia Pacific region.

    The company's business includes capital raising for clients through securities underwriting and direct placements, corporate finance and strategic advisory services, private equity investments, securities sales and trading, research, and the trading of foreign exchange, derivative products and certain commodities. The company acts as a market-maker in all major equity and fixed income products in both the domestic and international markets. The company is a member of all principal securities and commodities exchanges in the United States, as well as the National Association of Securities Dealers, Inc., and holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris and Milan stock exchanges.

    Lehman Brothers Holdings' principal executive office is at Three World Financial Center, New York, New York 10285, and its telephone number is
(212) 526-7000.

               THE SECURITIES LEHMAN BROTHERS HOLDINGS MAY OFFER


    Lehman Brothers Holdings may use this prospectus to offer up to $25,435,000,000 of:


    - debt securities,

    - preferred stock,

    - depositary shares, and

    - common stock.

    A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities.


    Since Lehman Brothers Holdings is a holding company, its cash flow and consequent ability to satisfy its obligations under the offered securities are dependent upon the earnings of its subsidiaries and the distribution of those earnings or loans or other payments by those subsidiaries to Lehman Brothers Holdings. Lehman Brothers Holdings' subsidiaries will have no obligation to pay any amount in respect of offered securities or to make any funds available therefor. Dividends, loans and other payments by Lehman Brothers Inc. and certain other subsidiaries, including payments to Lehman Brothers Holdings, are restricted by net capital and other rules of various regulatory bodies. Additionally, the ability of Lehman Brothers Holdings to participate as an equity holder in any distribution of assets of any subsidiary is generally subordinate to the claims of creditors of the subsidiary.


DEBT SECURITIES

    Debt securities are unsecured general obligations of Lehman Brothers Holdings in the form of senior or subordinated debt. Senior debt includes Lehman Brothers Holdings' notes, debt and guarantees and any other debt for money borrowed that is not subordinated. Subordinated debt, so designated at the time it is issued, would not be entitled to interest and principal payments if payments on the senior debt were not made.


    Debt securities may bear interest at a fixed or a floating rate and may provide that the amount payable at maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:



    - securities of one or more issuers, including Lehman Brothers Holdings,



    - one or more currencies,



    - one or more commodities,



    - any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or



    - one or more indices or baskets of the items described above.



    For any particular debt securities Lehman Brothers Holdings offers, the prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; and any other specific terms.



    The senior and subordinated debt will be issued under separate indentures between Lehman Brothers Holdings and a trustee. Below are summaries of the general features of the debt securities from these indentures. For a more detailed description of these features, see "Description of Debt Securities" below. You are also encouraged to read the indentures, which are incorporated by reference in or filed as exhibits to Lehman Brothers Holdings' registration statement no. 333-60474. You can obtain copies of these documents by following the directions on page 6.


    GENERAL INDENTURE PROVISIONS THAT APPLY TO SENIOR AND SUBORDINATED DEBT

    - Neither indenture limits the amount of debt that Lehman Brothers Holdings may issue or provides holders any protection should there be a highly leveraged transaction involving Lehman Brothers Holdings, although the indentures do limit Lehman Brothers Holdings' ability to pledge the stock of any subsidiary that meets the financial thresholds in the indenture. These thresholds are described below under "Description of Debt Securities." Each indenture allows for different types of debt securities, including indexed securities, to be issued in series.

    - The indentures allow Lehman Brothers Holdings to merge or to consolidate with another company, or sell all or substantially all of its assets to another company. If any of these events occur, the other company would be required to assume Lehman Brothers Holdings' responsibilities for the debt. Unless the transaction resulted in an event of default, Lehman Brothers Holdings would be released from all liabilities and obligations under the debt securities when the other company assumed its responsibilities.

    - The indentures provide that holders of 66 2/3% of the principal amount of the debt securities outstanding in any series may vote to change Lehman Brothers Holdings' obligations or your rights concerning those securities. However, changes to the financial terms of that security, including changes in the payment of principal or interest on that security or the currency of payment, cannot be made unless every holder of that security consents to the change.

    - Lehman Brothers Holdings may satisfy its obligations under the debt securities or be released from its obligation to comply with the limitations discussed above at any time by depositing sufficient amounts of cash or U.S. government securities with the trustee to pay Lehman Brothers Holdings' obligations under the particular securities when due.

    - The indentures govern the actions of the trustee with regard to the debt securities, including when the trustee is required to give notices to holders of the securities and when lost or stolen debt securities may be replaced.

    EVENTS OF DEFAULT

    The events of default specified in the indentures include:

    - failure to pay principal when due;

    - failure to pay required interest for 30 days;

    - failure to make a required scheduled installment payment for 30 days;

    - failure to perform other covenants for 90 days after notice; and

    - certain events of insolvency or bankruptcy, whether voluntary or not.

    REMEDIES

    If there were a default, the trustee or holders of 25% of the principal amount of debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series could rescind that acceleration of the debt securities.

PREFERRED STOCK

    Lehman Brothers Holdings may issue preferred stock with various terms to be established by its board of directors or a committee designated by the board. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or winding up of Lehman Brothers Holdings, voting rights and conversion rights.

    Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to Lehman Brothers Holdings' common stock. The prospectus supplement will also describe how and when dividends will be paid on the series of preferred stock.

DEPOSITARY SHARES

    Lehman Brothers Holdings may issue depositary shares representing fractional shares of preferred stock. Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus.


    These depositary shares will be evidenced by depositary receipts and issued under a deposit agreement between Lehman Brothers Holdings and a bank or trust company. You are encouraged to read the standard form of the deposit agreement, which is incorporated by reference in Lehman Brothers Holdings' registration statement no. 333-60474. You can obtain copies of this document by following the directions on page 6.


COMMON STOCK

    Lehman Brothers Holdings may issue shares of common stock, par value $.10 per share. Holders of the common stock are entitled to receive dividends when declared by the board of directors. Each holder of common stock is entitled to one vote per share. The holders of common stock have no cumulative voting or preemptive rights.


FORM OF SECURITIES



    Lehman Brothers Holdings will generally issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, Luxembourg. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. Lehman Brothers Holdings will issue the securities only in registered form, without coupons.



PAYMENT CURRENCIES



    Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the prospectus supplement states otherwise.



LISTING



    If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so state.


                                USE OF PROCEEDS

    Lehman Brothers Holdings will use the net proceeds it receives from any offering of these securities for general corporate purposes, primarily to fund its operating units and subsidiaries. Lehman Brothers Holdings may use some of the proceeds to refinance or extend the maturity of existing debt obligations. Lehman Brothers Holdings may use a portion of the proceeds from the sale of indexed notes to hedge its exposure to payments that it may have to make on such indexed notes as described below under "Use of Proceeds and Hedging."

                              PLAN OF DISTRIBUTION

    Lehman Brothers Holdings may sell the offered securities in any of the following ways:

    - to or through underwriters or dealers;

    - by itself directly;

    - through agents; or

    - through a combination of any of these methods of sale.

    The prospectus supplement will explain the ways Lehman Brothers Holdings sells specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts Lehman Brothers Holdings is granting the underwriters, dealers or agents.

    If Lehman Brothers Holdings uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.


    Lehman Brothers Holdings expects that the underwriters for any offering will include one or more of its broker-dealer affiliates. It also expects that one or more of these affiliates may offer and sell previously issued offered securities as part of their business, and may act as principals or agents in such transactions. Lehman Brothers Holdings or such affiliates may use this prospectus and the related prospectus supplements and pricing supplements in connection with these activities.

                      WHERE YOU CAN FIND MORE INFORMATION


    As required by the Securities Act of 1933, Lehman Brothers Holdings filed a registration statement (No. 333-60474) relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.


    Lehman Brothers Holdings files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Lehman Brothers Holdings files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

    The SEC allows Lehman Brothers Holdings to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Lehman Brothers Holdings files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Lehman Brothers Holdings incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

    - Annual Report on Form 10-K for the year ended November 30, 2000, filed with the SEC on February 28, 2001;

    - Amendment No. 1 to Annual Report on Form 10-K for the year ended November 30, 2000, filed with the SEC on March 9, 2001;

    - Quarterly Report on Form 10-Q for the quarter ended February 28, 2001, filed with the SEC on April 16, 2001;


    - Current Reports on Form 8-K, filed with the SEC on January 4, January 5, February 27, March 13, March 21, April 26 (two filings), May 2, May 22 and June 1, 2001; and


    - Registration Statement on Form 8-A, filed on April 29, 1994.


    All documents Lehman Brothers Holdings files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date affiliates of Lehman
Brothers Holdings stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.


    You may request a copy of these filings, at no cost, by writing or telephoning Lehman Brothers Holdings at the following address:

       Controller's Office
       Lehman Brothers Holdings Inc.
       Three World Financial Center
       New York, New York 10285
       (212) 526-0660
                            ------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, AS WELL AS THE INFORMATION INCORPORATED BY REFERENCE. LEHMAN BROTHERS HOLDINGS HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. LEHMAN BROTHERS HOLDINGS IS NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, THE PROSPECTUS SUPPLEMENT OR ANY DOCUMENTS INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE APPLICABLE DOCUMENT.

                          USE OF PROCEEDS AND HEDGING

    GENERAL. Lehman Brothers Holdings will use the proceeds it receives from the sale of the offered securities for general corporate purposes, principally to:

    - fund the business of its operating units;

    - fund investments in, or extensions of credit or capital contributions to, its subsidiaries; and

    - lengthen the average maturity of liabilities, by reducing short-term liabilities or re-funding maturing indebtedness.

    Lehman Brothers Holdings expects to incur additional indebtedness in the future to fund its businesses. Lehman Brothers Holdings or an affiliate may enter into one or more swap agreements in connection with sales of the offered securities and may earn additional income from those transactions.


    HEDGING. Lehman Brothers Holdings or its subsidiaries may use all or some of the proceeds received from the sale of offered securities to purchase or maintain positions in securities or other assets that may underlie any offered securities, or in securities or other assets that may be used to determine an index or indices that the securities may be linked to. Lehman Brothers Holdings or its subsidiaries may also purchase or maintain positions in options, futures contracts, forward contracts or swaps, or options on such securities, or other derivative or similar instruments relating to any such securities, assets or indices. Lehman Brothers Holdings may also use the proceeds to pay the costs and expenses of hedging any currency, interest rate or other risk relating to offered securities.



    Lehman Brothers Holdings expects that it or its subsidiaries will increase or decrease their initial hedging position over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the underlying securities, assets or indices. These factors may include the history of price changes in those underlying securities, assets or indices and the time remaining to maturity. Lehman Brothers Holdings may take long or short positions in undertaking any such hedging. These hedging activities may occur from time to time before the offered securities mature and will depend on market conditions.



    In addition, Lehman Brothers Holdings or its subsidiaries may purchase or otherwise acquire long or short positions in the offered securities themselves from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such offered securities. Lehman Brothers Holdings or its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future.



    If Lehman Brothers Holdings or its subsidiaries have long hedge positions, they may liquidate all or a portion of their holdings at or about the time of the maturity of the offered securities. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Lehman Brothers Holdings is only able to determine profits or losses from any such position when the position is closed out and any offsetting position or positions are taken into account.



    Lehman Brothers Holdings has no reason to believe that its hedging activities will have a material impact on the price of such options, swaps, futures contracts, options on the foregoing, or other derivative or similar instruments, or on the value of the underlying securities, assets or indices. However, Lehman Brothers Holdings cannot guarantee to you that its hedging activities will not affect such prices or value.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

                                                                                                                THREE
                                                                                                               MONTHS
                                                                   YEAR ENDED NOVEMBER 30,                      ENDED
                                                     ----------------------------------------------------   FEBRUARY 28,
                                                       1996       1997       1998       1999       2000         2001
                                                     --------   --------   --------   --------   --------   ------------
Ratio of Earnings to Fixed Charges.................    1.06       1.07       1.07       1.12       1.14          1.12
Ratio of Earnings to Combined Fixed Charges
  and Preferred Stock Dividends....................    1.05       1.06       1.06       1.10       1.12          1.11

                         DESCRIPTION OF DEBT SECURITIES


    Please note that in this section entitled "Description of Debt Securities," references to Lehman Brothers Holdings refer only to Lehman Brothers Holdings and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own debt securities registered in their own names, on the books that Lehman Brothers Holdings or the trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "Book-Entry Procedures and Settlement."



GENERAL


    The debt securities offered by this prospectus will be unsecured obligations of Lehman Brothers Holdings and will be either senior or subordinated debt. Senior debt will be issued under a senior debt indenture. Subordinated debt will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures." The indentures (including all amendments and a separate related document containing standard multiple series indenture provisions) have been filed with the SEC and are incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions on page 6, or by contacting the applicable indenture trustee.


    A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, has been filed with the SEC or will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of debt security when it has been filed by following the directions on page 6 or by contacting the applicable indenture trustee.


    The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.


    Unless otherwise provided for a particular issuance in an accompanying prospectus supplement, the trustee under the senior debt indenture will be Citibank, N.A., and the trustee under the subordinated debt indenture will be The Chase Manhattan Bank.

    The indentures provide that unsecured senior or subordinated debt securities of Lehman Brothers Holdings may be issued in one or more series, with different terms, in each case as authorized from time to time by Lehman Brothers Holdings. Lehman Brothers Holdings also has the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series.



TYPES OF DEBT SECURITIES



    Lehman Brothers Holdings may issue fixed rate debt securities, floating rate debt securities or indexed debt securities.



    FIXED AND FLOATING RATE DEBT SECURITIES



    Fixed rate debt securities will bear interest at a fixed rate described in the prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are often issued at a price lower than the principal amount. Federal income tax consequences and other special considerations applicable to any debt securities issued by Lehman Brothers Holdings at a discount will be described in the applicable prospectus supplement.



    Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.



    All percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.



    In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of Lehman Brothers Holdings.



    INDEXED DEBT SECURITIES



    Lehman Brothers Holdings may also offer indexed debt securities, which may be fixed or floating rate debt securities or bear no interest. The particular terms of any offered indexed debt securities will be described in detail in an accompanying prospectus supplement.



INFORMATION IN THE PROSPECTUS SUPPLEMENT



    The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:


    - the title;

    - whether senior or subordinated debt;

    - the total principal amount offered;

    - the percentage of the principal amount at which the securities will be sold and, if applicable, the method of determining the price;

    - the maturity date or dates;


    - whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities;



    - if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;



    - if the debt security is an original issue discount debt security, the yield to maturity;



    - if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the day count used to calculate interest payments for any period;


    - the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

    - if other than in United States dollars, the currency or currency unit in which payment will be made;

    - any provisions for the payment of additional amounts for taxes;

    - the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;


    - the terms and conditions on which the securities may be redeemed at the option of Lehman Brothers Holdings;


    - any obligation of Lehman Brothers Holdings to redeem, purchase or repay the securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

    - any provisions for the discharge of Lehman Brothers Holdings' obligations relating to the securities by deposit of funds or United States government obligations;


    - the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;


    - any material provisions of the applicable indenture described in this prospectus that do not apply to the securities; and

    - any other specific terms of the securities.

    The terms on which a series of debt securities may be convertible into or exchangeable for other securities of Lehman Brothers Holdings or any other entity will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Lehman Brothers Holdings. The terms may include provisions pursuant to which the number of other securities to be received by the holders of such series of debt securities may be adjusted.

    The debt securities will be issued only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under "Book-Entry Procedures and Settlement." Unless otherwise provided in the accompanying prospectus supplement, debt securities denominated in United States dollars will be issued only in denominations of $1,000 and integral multiples thereof. The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

    The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office of the relevant trustee in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but Lehman Brothers Holdings may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer (Section 305).

PAYMENT AND PAYING AGENTS

    Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office of the relevant trustee in New York City. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the relevant trustee in New York City, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the prospectus supplement (Sections 307 and 1002).


CALCULATION AGENTS



    Calculations relating to floating rate debt securities and indexed debt securities will be made by the calculation agent, an institution that Lehman Brothers Holdings appoints as its agent for this purpose. That institution may include any affiliate of Lehman Brothers Holdings, such as Lehman Brothers Inc. Lehman Brothers Holdings may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the prospectus supplement.


SENIOR DEBT

    The senior debt securities will be issued under the senior debt indenture and will rank on an equal basis with all other unsecured debt of Lehman Brothers Holdings except subordinated debt.

SUBORDINATED DEBT

    The subordinated debt securities will be issued under the subordinated debt indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all "senior debt" (as defined below) of Lehman Brothers Holdings.

    If Lehman Brothers Holdings defaults in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Lehman Brothers Holdings cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

    If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Lehman Brothers Holdings, its creditors or its property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

    Furthermore, if Lehman Brothers Holdings defaults in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all senior debt will first be entitled to receive payment in full in cash before holders of such debt can receive any payments.

    "Senior debt" means:

    (1) the principal, premium, if any, and interest in respect of
        (A) indebtedness of Lehman Brothers Holdings for money borrowed and
        (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Lehman Brothers Holdings, including the senior debt securities;

    (2) all capitalized lease obligations of Lehman Brothers Holdings;

    (3) all obligations of Lehman Brothers Holdings representing the deferred purchase price of property; and

    (4) all deferrals, renewals, extensions and refundings of obligations of the type referred to in clauses (1) through (3);

but senior debt does not include:

    (a) subordinated debt securities;

    (b) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities;

    (c) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables; and

    (d) indebtedness that is subordinated to an obligation of Lehman Brothers Holdings of the type specified in clauses (1) through (4) above (Subordinated Debt Indenture, Section 1401).

    The effect of clause (d) is that Lehman Brothers Holdings may not issue, assume or guarantee any indebtedness for money borrowed which is junior to the senior debt securities and senior to the subordinated debt securities.

COVENANTS

    LIMITATIONS ON LIENS. The indentures provide that Lehman Brothers Holdings will not, and will not permit any designated subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of common stock of any designated subsidiary, without providing that each series of debt securities and, at Lehman Brothers Holdings' option, any other indebtedness ranking equally and ratably with such indebtedness, is secured equally and ratably with (or prior to) such other secured indebtedness (Section 1005).

    "Designated subsidiary" means any subsidiary of Lehman Brothers Holdings, the consolidated net worth of which represents at least 5% of the consolidated net worth of Lehman Brothers Holdings. As of February 28, 2001, the designated subsidiaries were Lehman Brothers Bancorp Inc., Lehman Brothers Bank, FSB, Lehman Brothers Inc., Lehman Brothers Holdings Plc, Lehman Brothers (International) Europe, Lehman Brothers Japan Inc., Lehman Brothers U.K. Holdings (Delaware) Inc., Lehman Brothers UK Holdings Ltd., Lehman Commercial Paper Inc., LCPI Properties Inc., LW-LP Inc., Lehman Re Ltd. and Structured Asset Securities Corp. (Section 101).

    LIMITATIONS ON MERGERS AND SALES OF ASSETS. The indentures provide that Lehman Brothers Holdings will not merge or consolidate or transfer or lease all or substantially all its assets, and another person may not transfer or lease all or substantially all of its assets to Lehman Brothers Holdings unless:

    - either (1) Lehman Brothers Holdings is the continuing corporation, or
      (2) the successor corporation, if other than Lehman Brothers Holdings, is a U.S. corporation and expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture and

    - immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture (Section 801).

    Other than the restrictions described above, the indentures do not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

MODIFICATION OF THE INDENTURES

    Under the indentures, Lehman Brothers Holdings and the relevant trustee can enter into supplemental indentures to establish the form and terms of any new series of debt securities without obtaining the consent of any holder of debt securities (Section 901).

    Lehman Brothers Holdings and the trustee may, with the consent of the holders of at least 66 2/3% in aggregate principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series to be affected.

    No such modification may, without the consent of the holder of each security so affected:

    - extend the fixed maturity of any such securities,

    - reduce the rate or change the time of payment of interest on such securities,

    - reduce the principal amount of such securities or the premium, if any, on such securities,

    - change any obligation of Lehman Brothers Holdings to pay additional amounts,

    - reduce the amount of the principal payable on acceleration of any securities issued originally at a discount,

    - adversely affect the right of repayment or repurchase at the option of the holder,

    - reduce or postpone any sinking fund or similar provision,

    - change the currency or currency unit in which any such securities are payable or the right of selection thereof,

    - impair the right to sue for the enforcement of any such payment on or after the maturity of such securities,

    - reduce the percentage of securities referred to above whose holders need to consent to the modification or a waiver without the consent of such holders,

    - change any obligation of Lehman Brothers Holdings to maintain an office or agency (Section 902).

DEFAULTS

    Each indenture provides that events of default regarding any series of debt securities will be:

    - failure to pay required interest on any debt security of such series for 30 days;

    - failure to pay principal or premium, if any, on any debt security of such series when due;

    - failure to make any required scheduled installment payment for 30 days on debt securities of such series;

    - failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

    - certain events of bankruptcy or insolvency, whether voluntary or not (Section 501).

    If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. Lehman Brothers Holdings is required to file annually with the trustee a statement of an officer as to the fulfillment by Lehman Brothers Holdings of its obligations under the indenture during the preceding year (Section 1006).

    No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

    Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series (Sections 502 and 512). The trustee generally will not be requested, ordered or directed by any of the holders of debt securities, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity (Section 603).

    If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 506).

    Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder's debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action (Sections 502, 507 and 603).

DEFEASANCE

    Except as may otherwise be set forth in an accompanying prospectus supplement, after Lehman Brothers Holdings has deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, then:

    - if the terms of the debt securities so provide, Lehman Brothers Holdings will be deemed to have paid and satisfied its obligations on all outstanding debt securities of such series, which is known as "defeasance and discharge" (Section 401); or

    - Lehman Brothers Holdings will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such debt securities, relating to the debt securities of such series, which is known as "covenant defeasance" (Section 1009).

    When there is a defeasance and discharge, (1) the applicable indenture will no longer govern the debt securities of such series, (2) Lehman Brothers Holdings will no longer be liable for payment and (3) the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Lehman Brothers Holdings will continue to be obligated to make payments when due if the deposited funds are not sufficient.

    For a discussion of the principal United States federal income tax consequences of covenant defeasance and defeasance and discharge, see "United States Federal Income Tax Consequences--Tax Consequences of Defeasance" below.

PAYMENT OF ADDITIONAL AMOUNTS

    If so noted in the applicable prospectus supplement for a particular issuance, Lehman Brothers Holdings will pay to the holder of any debt security who is a "United States Alien" (as defined below) such additional amounts as may be necessary so that every net payment of principal of and interest on the debt security, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon the holder by the United States or any taxing authority thereof or therein, will not be less than the amount provided in such debt security to be then due and payable. Lehman Brothers Holdings will not be required, however, to make any payment of additional amounts for or on account of:

    - any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor), being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States, or (2) the presentation of a debt security for payment after 10 days;

    - any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

    - any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

    - any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, or interest on, such debt security;

    - any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, any debt security if such payment can be made without withholding by any other paying agent;

    - any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the holder or beneficial owner of such debt security, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

    - any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Code and the regulations that may be promulgated thereunder) of Lehman Brothers Holdings, or (2) a controlled foreign corporation with respect to Lehman Brothers Holdings within the meaning of the Code; or

    - any combinations of items identified in the bullet points above.

    In addition, Lehman Brothers Holdings will not be required to pay any additional amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the debt security.

    The term "United States Alien" means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.


REDEMPTION UPON A TAX EVENT


    If so noted in the applicable prospectus supplement for a particular issuance, the debt securities may be redeemed at the option of Lehman Brothers Holdings in whole, but not in part, on not more than 60 days' and not less than 30 days' notice, at a redemption price equal to 100% of their principal amount, if Lehman Brothers Holdings determines that as a result of a "change in tax law" (as defined below):

    - Lehman Brothers Holdings has or will become obligated to pay additional amounts as described under the heading "--Payment of Additional Amounts" on any debt security, or

    - there is a substantial possibility that Lehman Brothers Holdings will be required to pay such additional amounts.

    A "change in tax law" that would trigger the provisions of the preceding paragraph is any change in or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in the laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of the laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before the date of the applicable prospectus supplement for the particular issuance of debt securities to which this section applies except for proposals before the Congress prior to that date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of the action, whether or not the action or proposal was taken or made with respect to Lehman Brothers Holdings.

    Prior to the publication of any notice of redemption, Lehman Brothers Holdings shall deliver to the Trustee (1) an officers' certificate stating that Lehman Brothers Holdings is entitled to effect the aforementioned redemption and setting forth a statement of facts showing that the conditions precedent to the right of Lehman Brothers Holdings so to redeem have occurred, and (2) an opinion of counsel to such effect based on such statement of facts.


GOVERNING LAW



    Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law.


CONCERNING THE TRUSTEES


    Lehman Brothers Holdings has had and may continue to have banking and other business relationships with the trustees in the ordinary course of business.

                          DESCRIPTION OF COMMON STOCK

    As of the date of this prospectus, Lehman Brothers Holdings' authorized capital stock includes 600 million shares of common stock. The following briefly summarizes the material terms of Lehman Brothers Holdings' common stock. You should read the more detailed provisions of Lehman Brothers Holdings' certificate of incorporation and by-laws for provisions that may be important to you. You can obtain copies of these documents by following the directions on page 6.

COMMON STOCK

    As of March 31, 2001, Lehman Brothers Holdings had outstanding 246,491,672 shares of its common stock. Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by stockholders. Except as otherwise provided by law, the holders of common stock vote as one class together with holders of the company's Redeemable Voting Preferred Stock, which is described below. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on outstanding shares of preferred stock.

    Upon voluntary or involuntary liquidation, dissolution or winding up of Lehman Brothers Holdings, holders of common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is The Bank of New York. The common stock is listed on the New York Stock Exchange and the Pacific Exchange.

DELAWARE LAW, CERTIFICATE OF INCORPORATION AND BY-LAW PROVISIONS THAT MAY HAVE
  AN ANTITAKEOVER EFFECT

    The following discussion concerns certain provisions of Delaware law and Lehman Brothers Holdings' certificate of incorporation and by-laws that may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including offers or attempts that might result in a premium being paid over the market price for its shares.

    DELAWARE LAW.  Lehman Brothers Holdings is governed by the provisions of
Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

    - prior to the business combination the corporation's board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

    - upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by the corporation's officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

    - at or subsequent to the time, the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of its outstanding voting stock which is not owned by the interested stockholder.

    A "business combination" includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation's voting stock.

    CERTIFICATE OF INCORPORATION AND BY-LAWS. Lehman Brothers Holdings' certificate of incorporation provides that its board of directors be classified into three classes of directors, each class consisting of approximately one-third of the directors. Directors serve a three-year term, with a different class of directors up for election each year. Under Delaware law, directors of a corporation with a classified board may be removed only for cause unless the corporation's certificate of incorporation provides otherwise. Lehman Brothers Holdings' certificate of incorporation does not provide otherwise. Its certificate of incorporation also provides that any action required or permitted to be taken by its stockholders must be effected at a duly called annual or special meeting and may not be taken by written consent.

    Lehman Brothers Holdings' by-laws provide that special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President in the absence or inability of the Chairman of the Board and the Chief Executive Officer, or the Secretary at the request of the board of directors. Written notice of a special meeting stating the place, date and hour of the meeting and the purposes for which the meeting is called must be given between 10 and 60 days before the date of the meeting, and only business specified in the notice may come before the meeting. In addition, Lehman Brothers Holdings' by-laws provide that directors be elected by a plurality of votes cast at an annual meeting and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

                         DESCRIPTION OF PREFERRED STOCK

    As of the date of this Prospectus, Lehman Brothers Holdings' authorized capital stock includes 38 million shares of preferred stock. The following briefly summarizes the material terms of Lehman Brothers Holdings' preferred stock, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by Lehman Brothers Holdings which will be described in more detail in the prospectus supplement prepared for such series, together with the more detailed provisions of Lehman Brothers Holdings' restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock, for provisions that may be important to you. The certificate of designation relating to a particular series of preferred stock offered by way of an accompanying prospectus supplement and this prospectus will be filed as an exhibit to a Form 8-K or similar document incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of this document by following the directions on page 6. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. For a description of Lehman Brothers Holdings' outstanding preferred stock, see below under "Outstanding Preferred Stock."

GENERAL

    Under Lehman Brothers Holdings' certificate of incorporation, the board of directors of Lehman Brothers Holdings is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

    - the number of shares to be included in the series;

    - the designation, powers, preferences and rights of the shares of the series; and

    - the qualifications, limitations or restrictions of such series, except as otherwise stated in the certificate of incorporation.

    Prior to the issuance of any series of preferred stock, the board of directors of Lehman Brothers Holdings will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the certificate of incorporation. The term "board of directors of Lehman Brothers Holdings" includes any duly authorized committee.

    The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future, provided that the future issuances are first approved by the holders of the class(es) of preferred stock adversely affected. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of Lehman Brothers Holdings and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by Lehman Brothers Holdings may have the effect of rendering more difficult or discouraging an acquisition of Lehman Brothers Holdings deemed undesirable by the board of directors of Lehman Brothers Holdings.

    The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Lehman Brothers Holdings.

    The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

RANK

    Unless otherwise specified for a particular series of preferred stock in an accompanying prospectus supplement, each series will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

DIVIDENDS

    Holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by the board of directors of Lehman Brothers Holdings out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Lehman Brothers Holdings or, if applicable, the records of the depositary referred to below under "Description of Depositary Shares," on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

    Lehman Brothers Holdings may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

    - all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

    - the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

    Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.

    Similarly, Lehman Brothers Holdings may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of Lehman Brothers Holdings ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

    - all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

    - the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

CONVERSION AND EXCHANGE

    The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of common stock of Lehman Brothers Holdings or any other entity.

REDEMPTION

    If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of Lehman Brothers Holdings or the holder thereof and may be mandatorily redeemed.

    Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

    Unless Lehman Brothers Holdings defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

LIQUIDATION PREFERENCE

    Upon any voluntary or involuntary liquidation, dissolution or winding up of Lehman Brothers Holdings, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

    If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Lehman Brothers Holdings on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from Lehman Brothers Holdings after they have received their full liquidation preference.

VOTING RIGHTS

    The holders of shares of preferred stock will have no voting rights, except:

    - as otherwise stated in the prospectus supplement;

    - as otherwise stated in the certificate of designation establishing such series; or

    - as required by applicable law.

OUTSTANDING PREFERRED STOCK

    Set forth below is specific information concerning the various series of preferred stock that have been issued by Lehman Brothers Holdings and that are currently outstanding.

                                                                                      DATE NEXT
                                                                                      REDEEMABLE
                                    NUMBER OF                        REDEMPTION       BY LEHMAN    GENERAL
                                     SHARES          DIVIDENDS       PRICE PER         BROTHERS     VOTING
TITLE OF SERIES                    OUTSTANDING       PER YEAR          SHARE           HOLDINGS     RIGHTS
---------------                    -----------       ---------       ----------       ----------   --------
Redeemable Voting Preferred
  Stock..........................       1,000         Variable(1)    $    1.00         Variable(2)   Yes(3)
5.94% Cumulative Preferred Stock,
  Series C.......................     500,000          $ 29.70       $  500.00         05/31/08       No
5.67% Cumulative Preferred Stock,
  Series D.......................      40,000          $283.50       $5,000.00         08/31/08       No
Fixed/Adjustable Rate Cumulative
  Preferred Stock, Series E......      50,000          $355.75(4)    $5,000.00         05/31/05       No

------------------------

(1) The holders of the Redeemable Voting Preferred Stock (as of the date of this prospectus, The American Express Company and Nippon Life Insurance Company) are entitled to 50% of the amount by which Lehman Brothers Holdings' net income for a fiscal year exceeds $400 million, to a maximum of $50 million per year (prorated for the final dividend period, which runs from December 1, 2001 to May 31, 2002).

(2) Redemption is mandatory on May 31, 2002. The holders also have the right to require Lehman Brothers Holdings to redeem the Redeemable Voting Preferred Stock if a Designated Event (as defined in Lehman Brothers Holdings' certificate of incorporation) occurs, for an aggregate redemption payment of $50 million if such event occurs prior to November 30, 2001.

(3) Holders of shares of Redeemable Voting Preferred Stock are entitled to 1,059 votes per share when voting as a class with the common stock, subject to anti-dilution adjustment. American Express has agreed that as long as it holds Redeemable Voting Preferred Stock, it will vote it in the same proportion as the common stock holders on matters voted on generally.

(4) $355.75 until May 31, 2005; thereafter, to be determined, but in any event no less than $380.75 nor more than $680.75.

    Where the above table indicates that the holders of the preferred stock have no general voting rights, this means that they do not vote on matters submitted to a vote of the common stockholders. However, the holders of this preferred stock do have other special voting rights:

    - that are required by law,

    - that apply if there is a default in paying dividends for the equivalent of six calendar quarters, and

    - when Lehman Brothers Holdings wants to create any class of stock having a preference as to dividends or distributions of assets over such series or alter or change the provisions of the certificate of incorporation so as to adversely affect the powers, preferences or rights of the holders of such series.

Some or all of these special voting rights apply to each series of preferred stock listed above. In the event of a default in paying dividends for the equivalent of six calendar quarters, the holders of the Redeemable Voting Preferred Stock, the 5.94% Cumulative Preferred Stock, Series C, the 5.67% Cumulative Preferred Stock, Series D, and the Fixed/Adjustable Rate Cumulative Preferred Stock, Series E, have the right collectively to elect two additional directors to Lehman Brothers Holdings' board of directors until such dividends are paid.

                        DESCRIPTION OF DEPOSITARY SHARES

    The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Lehman Brothers Holdings and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus forms a part. You can obtain copies of these documents by following the directions on page 6. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

GENERAL

    Lehman Brothers Holdings may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, Lehman Brothers Holdings will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

    The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Lehman Brothers Holdings and a bank or trust company selected by Lehman Brothers Holdings having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

    The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

    The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with the approval of Lehman Brothers Holdings, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF PREFERRED STOCK

    If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

    Whenever Lehman Brothers Holdings redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

VOTING DEPOSITED PREFERRED STOCK

    Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder's depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

    Lehman Brothers Holdings will agree to take all actions that the preferred stock depositary determines as necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing such shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Lehman Brothers Holdings and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement may be terminated only if:

    - all outstanding depositary shares have been redeemed; or

    - a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Lehman Brothers Holdings.

CHARGES OF PREFERRED STOCK DEPOSITARY; TAXES AND OTHER GOVERNMENTAL CHARGES

    Lehman Brothers Holdings will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Lehman Brothers Holdings also will pay charges of the depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

    The preferred stock depositary may resign at any time by delivering to Lehman Brothers Holdings notice of its intent to do so, and Lehman Brothers Holdings may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

    The preferred stock depositary will forward all reports and communications from Lehman Brothers Holdings which are delivered to the preferred stock depositary and which Lehman Brothers Holdings is required to furnish to the holders of the deposited preferred stock.

    Neither the preferred stock depositary nor Lehman Brothers Holdings will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Lehman Brothers Holdings and the preferred stock depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Lehman Brothers Holdings and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.


                          FORM, EXCHANGE AND TRANSFER



    Securities will only be issued in registered form; no securities will be issued in bearer form. Lehman Brothers Holdings will issue each security other than common stock in book-entry form only, unless otherwise specified in the applicable prospectus supplement. Common stock will be issued in both certificated and book-entry form, unless otherwise specified in the applicable prospectus supplement. Securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a security in global form, since it will be the sole holder of the security. These book-entry securities are described below under "Book-Entry Procedures and Settlement."



    If any securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:



    - The securities will be issued in fully registered form in denominations stated in the prospectus supplement. Holders may exchange their securities for securities of the same series in smaller denominations or combined into fewer securities of the same series of larger denominations, as long as the total amount is not changed.



    - Holders may exchange, transfer, present for payment or exercise their securities at the office of the relevant trustee or agent indicated in the prospectus supplement. They may also replace lost, stolen, destroyed or mutilated securities at that office. Lehman Brothers Holdings may appoint another entity to perform these functions or may perform them itself.



    - Holders will not be required to pay a service charge to transfer or exchange their securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if Lehman Brothers Holdings' transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may also require an indemnity before replacing any securities.

    - If Lehman Brothers Holdings has the right to redeem, accelerate or settle any securities before their maturity or expiration, and Lehman Brothers Holdings exercises that right as to less than all those securities, Lehman Brothers Holdings may block the transfer or exchange of those securities during the period beginning 15 days before the day Lehman Brothers Holdings mails the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. Lehman Brothers Holdings may also refuse to register transfers of or exchange any security selected for early settlement, except that Lehman Brothers Holdings will continue to permit transfers and exchanges of the unsettled portion of any security being partially settled.



    - If fewer than all of the securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.


                      BOOK-ENTRY PROCEDURES AND SETTLEMENT


    Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.


    Purchasers of securities may only hold interests in the global notes through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary--banks, brokerage houses and other institutions that maintain securities accounts for customers--that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

    The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

    A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

    - DTC is unwilling or unable to continue as depositary for such global security and Lehman Brothers Holdings does not appoint a qualified replacement for DTC within 90 days; or

    - Lehman Brothers Holdings in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

    Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

    In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

    Lehman Brothers Holdings will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

CLEARSTREAM AND EUROCLEAR

    Links have been established among DTC, Clearstream Banking, societe anonyme, Luxembourg ("Clearstream Banking SA") and Euroclear (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

    Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

    Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

    When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant's account. Credit for the book-entry securities will appear on the next day (European time).

    Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

    When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant's account would instead be valued as of the actual settlement date.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Simpson Thacher & Bartlett, our special United States tax counsel, the following discussion is an accurate summary of the material United States federal income tax consequences of the purchase, ownership and disposition of debt securities and common and preferred stock as of the date of this prospectus. Except where noted, this summary deals only with debt securities and common and preferred stock held as capital assets by United States holders and does not deal with special situations. For example, this summary does not address:

    - tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, or persons liable for alternative minimum tax;

    - tax consequences to persons holding debt securities or common or preferred stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

    - tax consequences to United States holders of debt securities or common or preferred stock whose "functional currency" is not the U.S. dollar;


    - certain expatriates who are holders of our debt securities or common or preferred stock;


    - alternative minimum tax consequences, if any; or

    - any state, local or foreign tax consequences.

    The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below. The discussion set forth below also assumes that all debt securities issued under this prospectus constitute debt for United States federal income tax purposes. If any debt security did not constitute debt for United States federal income tax purposes, the tax consequences of the ownership of such debt security could differ materially from the tax consequences described herein. We will summarize any special United States federal tax considerations relevant to a particular issue of the debt securities or common or preferred stock in the applicable prospectus supplement. We will also summarize certain federal income tax consequences, if any, applicable to any offering of depositary shares in the applicable prospectus supplement.

    If a partnership holds our debt securities or common or preferred stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our debt securities, common or preferred stock, you should consult your tax advisors.

    IF YOU ARE CONSIDERING THE PURCHASE OF DEBT SECURITIES OR COMMON OR PREFERRED STOCK, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES TO YOU AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

DEBT SECURITIES

  CONSEQUENCES TO UNITED STATES HOLDERS

    The following is a summary of certain United States federal tax consequences that will apply to you if you are a United States holder of debt securities.

    Certain consequences to "non-United States holders" of debt securities are described under "--Consequences to Non-United States Holders" below.

    "United States holder" means a beneficial owner of a debt security that is:

    - a citizen or resident of the United States;

    - a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

    - an estate the income of which is subject to United States federal income taxation regardless of its source;

    - a trust that (x) is subject to the primary supervision of a court within the United States and the control of one or more United States persons or
      (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

    PAYMENTS OF INTEREST

    Except as set forth below, interest on a debt security will generally be taxable to you as ordinary income from domestic sources at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

    ORIGINAL ISSUE DISCOUNT

    If you own debt securities issued with original issue discount ("OID"), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute qualified stated interest, as defined below. Notice will be given in the applicable prospectus supplement when we determine that a particular debt security will be an OID debt security.

    A debt security with an issue price that is less than the "stated redemption price at maturity" (the sum of all payments to be made on the debt security other than "qualified stated interest") generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The "issue price" of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

    - it is payable at least once per year;

    - it is payable over the entire term of the debt security; and

    - it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

    We will give you notice in the applicable prospectus supplement when we determine that a particular debt security will bear interest that is not qualified stated interest.

    If you own a debt security issued with "DE MINIMIS" OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the DE MINIMIS OID in income at the time payments, other than qualified stated interest, on the debt securities are made in proportion to the amount paid. Any amount of DE MINIMIS OID that you have included in income will be treated as capital gain.

    Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

    If you own OID debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the "constant yield method" described in the following paragraph. This method takes into account the compounding of interest. The accruals of OID on an OID debt security will generally be less in the early years and more in the later years.

    The amount of OID that you must include in income if you are the initial United States holder of an OID debt security is the sum of the "daily portions" of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

    - the debt security's adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

    - the aggregate of all qualified stated interest allocable to the accrual period.

    OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. The "adjusted issue price" of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments made on the debt security (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held of record by persons other than corporations and other exempt holders.

    Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the "yield to maturity" and "qualified stated interest" will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if

    - the interest on a floating rate debt security is based on more than one interest index; or

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
    - the principal amount of the debt security is indexed in any manner.

    This discussion does not address the tax rules applicable to debt securities with an indexed principal amount. If you are considering the purchase of floating rate OID debt securities or securities with indexed principal amounts, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors regarding the United States federal income tax consequences to you of holding and disposing of those debt securities.

    You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, DE MINIMIS OID, market discount, DE MINIMIS market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service. You should consult with your own tax advisors about this election.

    SHORT-TERM DEBT SECURITIES

    In the case of debt securities having a term of one year or less, all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individual and certain other cash method United States holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. United States holders that report income for United States federal income tax purposes on the accrual method and certain other United States holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of sale, exchange or retirement. In addition, if you do not elect to currently include accrued discount in income you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

    MARKET DISCOUNT

    If you purchase a debt security, other than an OID debt security, for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless that difference is less than a specified DE MINIMIS amount. Under the market discount rules, you will be required to treat any payment, other than qualified stated interest, on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of its payment or disposition. In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security.

    Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

    ACQUISITION PREMIUM, AMORTIZABLE BOND PREMIUM

    If you purchase an OID debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an "acquisition premium." Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

    If you purchase a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a "premium" and, if it is an OID debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. In the case of instruments that provide for alternative payment schedules, bond premium is calculated by assuming that
(a) you will exercise or not exercise options in a manner that maximizes your yield, and (b) we will exercise or not exercise options in a manner that minimizes your yield (except that we will be assumed to exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

    SALE, EXCHANGE AND RETIREMENT OF DEBT SECURITIES

    Your tax basis in a debt security will, in general, be your cost for that debt security, increased by OID, market discount or any discount with respect to a short-term debt security that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest that you did not previously include in income, which will be taxable as such) and the adjusted tax basis of the debt security. Except as described above with respect to certain short-term debt securities or with respect to market discount, or as described below with respect to foreign currency debt securities or with respect to contingent payment debt securities that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

    TAX CONSEQUENCES OF DEFEASANCE

    We may discharge our obligations under the debt securities as more fully described under "Description of Debt Securities--Defeasance" above. Such a discharge would generally for United

States federal income tax purposes constitute the retirement of the debt securities and the issuance of new obligations. As a result, you would realize gain or loss (if any) on this exchange, which would be recognized subject to certain possible exceptions. Furthermore, following discharge, the debt securities might be subject to withholding, backup withholding and/or information reporting and might be issued with OID.

    Even though federal income tax on the deemed exchange may be imposed on you, you would not receive any cash until the maturity or an earlier redemption of the debt securities, except for any current interest payments.

    Any gain realized would generally not be taxable to Non-United States holders under the circumstances outlined below under "Consequences to Non-United States Holders--United States Federal Income Tax."

    Under current federal income tax law, a covenant defeasance generally would not be treated as a taxable exchange of the debt securities. You should consult your own tax advisor as to the tax consequences of a defeasance and discharge and a covenant defeasance, including the applicability and effect of tax laws other than the federal income tax law.

    EXTENDIBLE DEBT SECURITIES, RENEWABLE DEBT SECURITIES AND RESET DEBT
     SECURITIES

    If so specified in an applicable prospectus supplement relating to a debt security, we may have the option to extend the maturity of a debt security. In addition, we may have the option to reset the interest rate, the spread or the spread multiplier.

    The United States federal income tax treatment of a debt security with respect to which such an option has been exercised is unclear and will depend, in part, on the terms established for such debt securities by us pursuant to the exercise of the option. You may be treated for federal income tax purposes as having exchanged your debt securities for new debt securities with revised terms. If this is the case, you would realize gain or loss equal to the difference between the issue price of the new debt securities and your tax basis in the old debt securities, and the other consequences described above under "Tax Consequences of Defeasance" would also apply.

    If the exercise of the option is not treated as an exchange of old debt securities for new debt securities, you will not recognize gain or loss as a result of such exchange.

    ORIGINAL ISSUE DISCOUNT. The presence of such options may also affect the calculation of OID, among other things. Solely for purposes of the accrual of OID, if we issue a debt security and have an option or combination of options to extend the term of the debt security, we will be presumed to exercise such option or options in a manner that minimizes the yield on the debt security. Conversely, if you are treated as having a put option, such an option will be presumed to be exercised in a manner that maximizes the yield on the debt security. If we exercise such option or options to extend the term of the debt security, or your option to put does not occur (contrary to the assumptions made), then solely for purposes of the accrual of OID, the debt security will be treated as reissued on the date of the change in circumstances for an amount equal to its adjusted issue price on the date.

    You should carefully examine the applicable prospectus supplement and should consult your own tax advisor regarding the United States federal income tax consequences of the holding and disposition of such debt securities.

    FOREIGN CURRENCY DEBT SECURITIES

    PAYMENTS OF INTEREST. If you receive interest payments made in a foreign currency and you use the cash basis method of accounting, you will be required to include in income the U.S. dollar value of the amount received, determined by translating the foreign currency received at the "spot rate" for such foreign currency on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment.

    If you use the accrual method of accounting, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. Under the second method, you may elect to translate interest income at the spot rate on:

    - the last day of the accrual period

    - the last day of the taxable year if the accrual period straddles your taxable year, or

    - on the date the interest payment is received if such date is within five days of the end of the accrual period.

    Upon receipt of an interest payment on such debt security (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), you will recognize ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the "spot rate" for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income you previously included in income with respect to such payment.

    ORIGINAL ISSUE DISCOUNT. OID on a debt security that is also a foreign currency debt security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above. You will recognize exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating the foreign currency received at the "spot rate" for such foreign currency on the date such payment is received). For these purposes, all receipts on a debt security will be viewed:

    - first, as the receipt of any stated interest payments called for under the terms of the debt security

    - second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first,

    - third, as the receipt of principal.

    MARKET DISCOUNT AND BOND PREMIUM. The amount of market discount on foreign currency debt securities includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency debt security is retired or otherwise disposed of. If you have elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. You will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

    Bond premium on a foreign currency debt security will be computed in the applicable foreign currency. If you have elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss, which is generally ordinary gain or loss, will be realized based on the difference between spot rates at such time and the time of acquisition of the foreign currency debt security.

    If you elect not to amortize bond premium, you must translate the bond premium computed in the foreign currency into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

    SALE, EXCHANGE OR RETIREMENT. Your tax basis in a foreign currency debt security will be the U.S. dollar value of the foreign currency amount paid for such foreign currency debt security determined at the time of your purchase. If you purchased the foreign currency debt security with previously owned foreign currency, you will recognize exchange gain or loss at the time of the purchase attributable to the difference at the time of purchase, if any, between your tax basis in the foreign currency and the fair market value of the debt security in U.S. dollars on the date of purchase. Such gain or loss will be ordinary income or loss.

    For purposes of determining the amount of any gain or loss you recognize on the sale, exchange retirement or other disposition of a foreign currency debt security, the amount realized on such sale, exchange, retirement or other disposition will be the U.S. dollar value of the amount realized in foreign currency (other than amounts attributable to accrued but unpaid interest not previously included in your income), determined at the time of the sale, exchange, retirement or other disposition.

    You may also recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and the time of disposition (including the sale, exchange, retirement or other disposition) of a foreign currency debt security. Such gain or loss will be treated as ordinary income or loss. The realization of such gain or loss will be limited to the amount of overall gain or loss realized on the disposition of a foreign currency debt security.

    If a foreign currency debt security is denominated in one of certain hyperinflationary currencies, generally:

    - exchange gain or loss would be realized with respect to movements in the exchange rate between the beginning and end of each taxable year (or such shorter period) the debt security was held, and

    - such exchange gain or loss would be treated as an addition or offset, respectively, to the accrued interest income on, and an adjustment to the holder's tax basis in, the foreign currency debt security.

    Your tax basis in foreign currency received as interest on (or OID with respect to), or received on the sale, exchange, retirement or other disposition of, a foreign currency debt security will be the U.S. dollar value thereof at the spot rate at the time you receive such foreign currency. Any gain or loss recognized by you on a sale, exchange or other disposition of foreign currency will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in Treasury regulations or administrative pronouncements of the IRS.

    DUAL CURRENCY DEBT SECURITIES. If so specified in an applicable prospectus supplement relating to a foreign currency debt security, we may have the option to make all payments of principal and interest scheduled after the exercise of such option in a currency other than the specified currency. The United States federal income tax treatment of dual currency debt securities is uncertain. Treasury regulations currently in effect do not address the tax treatment of dual currency debt securities.

    An IRS announcement states that the IRS is considering issuing proposed regulations that would:

    - apply the principles contained in regulations governing contingent debt instruments to dual currency notes in the "predominant currency" of the dual currency notes and

    - apply the rules discussed above with respect to foreign currency notes with OID for the translation of interest and principal into U.S. dollars.

    The IRS states that these concepts are still under consideration. Persons considering the purchase of dual currency notes should carefully examine the applicable prospectus supplement and should consult their own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such notes.

    If we exercise the option to make payments in a currency other than the specified currency, you may be considered to have exchanged your debt security denominated in the specified currency for a debt security denominated in the optional payment currency. If the exercise is treated as a taxable exchange, you will recognize gain or loss if any, equal to the difference between your basis in the debt security denominated in the specified currency and the value of the debt security denominated in the optional payment currency. If the exercise of the option is not treated as an exchange, you will not recognize gain or loss and your basis in the debt security will be unchanged.

    CONTINGENT PAYMENT DEBT SECURITIES

    The OID regulations contain special rules for determining the timing and amount of OID to be accrued with respect to certain debt securities providing for one or more contingent payments. Under these rules, you will accrue OID each year based on the "comparable yield" of the debt securities. The comparable yield of the debt securities will generally be the rate at which we would issue a fixed rate debt instrument with terms and conditions similar to the debt securities.

    We are required to provide the comparable yield to you and, solely for tax purposes, are also required to provide a projected payment schedule that includes the actual interest payments on the debt securities and estimates the amount and timing of contingent payments on the debt securities. We will give notice in the applicable prospectus supplement when we determine that a particular debt security will be treated as contingent debt.

    The amount of OID on a contingent payment debt security for each accrual period is determined by multiplying the comparable yield of the contingent payment debt security (adjusted for the length of the accrual period) by the debt security's adjusted issue price at the beginning of the accrual period (determined in accordance with the rules set forth in the OID regulations relating to contingent payment debt instruments). The amount of OID so determined will then be allocated on a ratable basis to each day in the accrual period that you hold the contingent payment debt security.

    If the actual payments made on the contingent payment debt securities in a taxable year differ from the projected contingent payments, adjustments will be made for such differences. A positive adjustment, for the amount by which an actual payment exceeds a projected contingent payment, will be treated as additional interest. A negative adjustment will:

    - first, reduce the amount of interest required to be accrued in the current year

    - second, any negative adjustments that exceed the amount of interest accrued in the current year will be treated as ordinary loss to the extent that your total interest inclusions exceed the total amount of net negative adjustments treated as ordinary loss in prior taxable years, and

    - third, any excess negative adjustments will be carried forward to offset future income or amount realized on disposition.

    Gain on the sale, exchange or retirement of a contingent payment debt security generally will be treated as ordinary income. Loss from the disposition of a contingent payment debt security will be treated as ordinary loss to the extent of your prior net interest inclusions (reduced by the total net negative adjustments previously allowed as an ordinary loss). Any loss in excess of such amount will be treated as capital loss.

    You are generally bound by the comparable yield and projected payment schedule provided by us. However, if you believe that our projected payment schedule is unreasonable, you may set your own projected payment schedule so long as you explicitly disclose the use of such schedule and the reason therefor. Unless otherwise prescribed by the Commissioner of the IRS, such disclosure must be made in a statement attached to your timely filed federal income tax return for the taxable year in which the debt security is acquired.

    For special treatment of foreign currency debt securities or dual currency debt securities that are also contingent payment debt securities, see the applicable prospectus supplement.

    The rules regarding contingent payment debt securities are complex. If you are considering the purchase of debt securities providing for one or more contingent payments, you should carefully examine the applicable prospectus supplement and consult your own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such debt securities.

  CONSEQUENCES TO NON-UNITED STATES HOLDERS

    The following is a summary of certain United States federal tax consequences that will apply to you if you are a non-United States holder of debt securities.

    Special rules may apply to some non-United States holders, such as "controlled foreign corporations," "passive foreign investment companies," "foreign personal holding companies" and corporations that accumulate earnings to avoid United States federal income tax, that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

    UNITED STATES FEDERAL WITHHOLDING TAX

    The 30% United States federal withholding tax will not apply to any payment of principal or interest, including OID, on debt securities provided that:

    - you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and United States Treasury regulations;

    - you are not a controlled foreign corporation that is related to us through stock ownership;

    - you are not a bank whose receipt of interest on the debt securities is described in section 881(c)(3)(A) of the Code; and

    - either (a) you provide your name and address on an IRS Form W-8BEN (or successor form), and certify, under penalty of perjury, that you are not a United States person or (b) you hold your notes through certain foreign intermediaries, and you satisfy the certification requirements of applicable U.S. Treasury regulations.

    Special certification rules apply to certain non-United States holders that are entities rather than individuals. If you cannot satisfy the requirements described above, payments of premium, if any, and interest, including OID, made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed

    - IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty; or

    - IRS Form W-8ECI (or successor form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.


    Except as discussed below, the 30% United States federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of debt securities.


    UNITED STATES FEDERAL INCOME TAX

    If you are engaged in a trade or business in the United States and premium, if any, or interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on that interest and OID on a net income basis (although exempt from the 30% withholding tax) in the same manner as if you were a United States holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments. For this purpose, any premium and interest, including OID, on debt securities will be included in your earnings and profits.

    You will generally not be subject to United States federal income tax on the disposition of a debt security unless:

    - the gain is effectively connected with your conduct of a trade or business in the United States; or

    - you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.


    UNITED STATES FEDERAL ESTATE TAX



    Your estate will not be subject to United States federal estate tax on debt securities beneficially owned by you at the time of your death, provided that
(1) you do not own 10% or more of the total combined voting power of all classes of our voting stock, within the meaning of the Code and United States Treasury regulations, and (2) interest on those debt securities would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.


  INFORMATION REPORTING AND BACKUP WITHHOLDING

    UNITED STATES HOLDERS

    In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on debt securities and to the proceeds of sale of a debt security made to you (unless you are an exempt recipient such as a corporation). A 31% backup withholding tax will apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full dividend and interest income.

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
    NON-UNITED STATES HOLDERS

    In general, no information reporting or backup withholding will be required regarding payments that we make to you provided that we do not have actual knowledge that you are a United States person and we have received from you the statement described above under "United States Federal Withholding Tax."

    In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a debt security made within the United States or conducted through certain United States related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge that you are a United States person or you otherwise establish an exemption.

    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

COMMON AND PREFERRED STOCK

  CONSEQUENCES TO UNITED STATES HOLDERS

    The consequences of the purchase, ownership or disposition of our stock depend on a number of factors including:

    - the term of the stock;

    - any put or call option or redemption provisions with respect to the stock;

    - any conversion or exchange features with respect to the stock; and

    - the price at which the stock is sold.

    United States holders should carefully examine the applicable prospectus supplement regarding the material United States federal income tax consequences, if any, of the holding and disposition of stock with such terms.

  CONSEQUENCES TO NON-UNITED STATES HOLDERS

    The following is a summary of certain United States federal tax consequences that will apply to you if you are a non-United States holder of common or preferred stock.

    Special rules may apply to some non-United States holders, such as "controlled foreign corporations," "passive foreign investment companies," "foreign personal holding companies" and corporations that accumulate earnings to avoid United States federal income tax, that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

    DIVIDENDS

    In general, dividends paid to you (including any deemed dividends that may arise from the excess of the redemption price over the issue price or certain adjustments to the conversion ratio of convertible instruments) will be subject to withholding of United States federal income tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment, are not subject to the withholding tax. Instead, these dividends are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates. You must comply with certification and disclosure requirements in order for effectively connected income to be exempt from withholding. If you are a foreign corporation, any effectively connected dividends you receive may also be subject to an additional branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

    A non-United States holder of common or preferred stock who wishes to claim the benefit of an applicable treaty rate, and avoid back-up withholding as discussed below, will be required to satisfy the certification requirements of applicable United States Treasury regulations. Special rules apply to claims for treaty benefits made by non-United States persons that are entities rather than individuals and to beneficial owners of dividends paid to entities in which such beneficial owners are interest holders.

    If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

  GAIN ON DISPOSITION OF COMMON OR PREFERRED STOCK

    You generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of common or preferred stock unless:

    - the gain is effectively connected with your conduct of a trade or business in the United States, and, where a tax treaty applies, is attributable to a United States permanent establishment;

    - you are an individual holding the common or preferred stock as a capital asset, and are present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met; or

    - we are or have been a "United States real property holding corporation" for United States federal income tax purposes.

    If you are an individual non-United States holder described in the first bullet point above you will be subject to United States federal income tax on the net gain derived from the sale. If you are an individual non-United States holder described in the second bullet point above you will be subject to a flat 30% United States federal income tax on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. If you are a non-United States holder that is a foreign corporation and you are described in the first bullet point above, you will be subject to tax on your gain under regular graduated United States federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

    We believe that we are not currently and do not anticipate becoming a "United States real property holding corporation" for United States federal income tax purposes. We will give you notice in an applicable pricing supplement if we determine that we are or have been a "United States real property holding corporation" for United States federal income tax purposes.

  FEDERAL ESTATE TAX

    If you are an individual, common or preferred stock held by you at the time of your death will be included in your gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

  INFORMATION REPORTING AND BACKUP WITHHOLDING

    We will be required to report annually to the IRS and to you the amount of dividends paid to you and the tax withheld from dividend payments made to you, regardless of whether withholding was required. We may make available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty copies of the information returns reporting the dividends and withholding.

    Backup withholding at the rate of 31% generally will apply to dividends paid to you unless you satisfy the certification requirements of applicable United States Treasury regulations.

    Payment of the proceeds of a sale of the common or preferred stock to you within the United States or conducted through some United States related financial intermediaries will be subject to both backup withholding and information reporting unless (1)(a) you certify under penalties of perjury that you are a non-United States holder and (b) the payor does not have actual knowledge that you are a United States person or (2) you otherwise establish an exemption.

    Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against your federal income tax liability provided the required information is provided to the IRS.

PREFERRED STOCK AND DEPOSITARY SHARES

    If you are considering the purchase of preferred stock or depositary shares, you should carefully examine the applicable prospectus supplement regarding the special United States federal income tax consequences, if any, of the holding and disposition of such preferred stock or depositary shares including any tax considerations relating to the specific terms of such preferred stock or depositary shares.

                              PLAN OF DISTRIBUTION

    Lehman Brothers Holdings may offer the offered securities in one or more of the following ways from time to time:

    - to or through underwriters or dealers;

    - by itself directly;

    - through agents; or

    - through a combination of any of these methods of sale.


    Any such underwriters, dealers or agents may include Lehman Brothers Inc. or other affiliates of Lehman Brothers Holdings.


    The prospectus supplement relating to a particular offering of securities will set forth the terms of such offering, including:

    - the name or names of any underwriters, dealers or agents;

    - the purchase price of the offered securities and the proceeds to Lehman Brothers Holdings from such sale;


    - any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, which in the aggregate will not exceed 8 percent of the gross proceeds of the offering;


    - the initial public offering price;

    - any discounts or concessions to be allowed or reallowed or paid to dealers; and

    - any securities exchanges on which such offered securities may be listed.

    Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

    In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

    - A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

    - A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

    - A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

    These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

    If dealers are utilized in the sale of offered securities, Lehman Brothers Holdings will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

    Offered securities may be sold directly by Lehman Brothers Holdings to one or more institutional purchasers, or through agents designated by Lehman Brothers Holdings from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Lehman Brothers Holdings to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    If so indicated in the applicable prospectus supplement, Lehman Brothers Holdings will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Lehman Brothers Holdings at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

    In addition, shares of common stock may be issued upon conversion of or in exchange for debt securities, preferred stock or depositary shares.

    Lehman Brothers Inc., the broker-dealer subsidiary of Lehman Brothers Holdings, is a member of the National Association of Securities Dealers, Inc. and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Lehman Brothers Inc. participates will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the NASD. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.


    This prospectus together with any applicable prospectus supplement may also be used by Lehman Brothers Inc. and other affiliates of Lehman Brothers Holdings in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. Such affiliates have no obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, in their sole discretion.


    Underwriters, dealers and agents may be entitled, under agreements with Lehman Brothers Holdings, to indemnification by Lehman Brothers Holdings relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Lehman Brothers Holdings and affiliates of Lehman Brothers Holdings in the ordinary course of business.

    Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

UNITED KINGDOM SELLING RESTRICTIONS

    Each underwriter will represent and agree that:

    - it has not offered or sold and prior to the date six months after the date of issue of the offered securities will not offer or sell offered securities in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

    - it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the offered securities in, from or otherwise involving the United Kingdom; and

    - it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the offered securities to a person who is of a kind described in
      Article 11(3) of the Financial Services Act 1986 (Investment Advertisement) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

                              ERISA CONSIDERATIONS

    Lehman Brothers Holdings has subsidiaries, including Lehman Brothers Inc., that provide services to many employee benefit plans. Lehman Brothers Holdings and any direct or indirect subsidiary of Lehman Brothers Holdings may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986 (the "Code"), relating to many employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan relating to which Lehman Brothers Holdings or any direct or indirect subsidiary of Lehman Brothers Holdings is a party in interest, unless such offered securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to acquire the offered securities should consult with its legal counsel.

                                 LEGAL MATTERS

    Oliver Budde, Vice President of Lehman Brothers Holdings, has rendered an opinion to Lehman Brothers Holdings regarding the validity of the securities offered by the prospectus. Simpson Thacher & Bartlett, New York, New York, or other counsel identified in the applicable prospectus supplement, will act as legal counsel to the underwriters. Simpson Thacher & Bartlett has from time to time acted as counsel for Lehman Brothers Holdings and its subsidiaries and may do so in the future.

                                    EXPERTS

    The consolidated financial statements and financial statement schedule of Lehman Brothers Holdings Inc. as of November 30, 2000 and 1999, and for each of the years in the three-year period ended November 30, 2000, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report on the consolidated financial statements. The consolidated financial statements and such report are incorporated by reference in Lehman Brothers Holdings' annual report on Form 10-K for the year ended November 30, 2000, and incorporated by reference in this prospectus. The consolidated financial statements of Lehman Brothers Holdings referred to above are incorporated by reference in this prospectus in reliance upon such report given on the authority of said firm as experts in accounting and auditing. To the extent that Ernst & Young LLP audits and reports on consolidated financial statements of Lehman Brothers Holdings issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report given on said authority.

                                 $3,000,000,000

                   LEHMAN BROTHERS HOLDINGS CAPITAL TRUST III

                   LEHMAN BROTHERS HOLDINGS CAPITAL TRUST IV

                    LEHMAN BROTHERS HOLDINGS CAPITAL TRUST V

                   LEHMAN BROTHERS HOLDINGS CAPITAL TRUST VI

                              PREFERRED SECURITIES

                  Guaranteed to the Extent Set Forth Herein By

                         LEHMAN BROTHERS HOLDINGS INC.

                                 --------------

    Lehman Brothers Holdings will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

    The securities offered pursuant to this prospectus are offered in an aggregate principal amount of up to $3,000,000,000 subject to reduction as a result of the sale under certain circumstances of other securities.

                             ---------------------

    YOU ARE URGED TO CAREFULLY READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 5, WHERE SPECIFIC RISKS ASSOCIATED WITH THESE PREFERRED SECURITIES ARE DESCRIBED, ALONG WITH THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                             ---------------------


June 5, 2001

                            SUMMARY INFORMATION-Q&A

    This summary provides a brief overview of the key aspects of Lehman Brothers Holdings and the preferred securities. The terms "trust" and "Lehman Brothers Holdings Capital Trust" refer to the Lehman Brothers Holdings Capital Trust for the specific transaction. You should carefully read this prospectus to understand fully the terms of the preferred securities as well as the tax and other considerations that are important to you in making a decision about whether to invest in the preferred securities. You should pay special attention to the "Risk Factors" section beginning on page 5 of this prospectus to determine whether an investment in the preferred securities is appropriate for you.

WHAT ARE THE PREFERRED SECURITIES?

    Each preferred security represents an undivided beneficial interest in the assets of a trust. Each preferred security will entitle the holder to receive cash distributions as described in this prospectus.

WHO IS THE TRUST?

    The trust is a Delaware business trust. Its principal place of business is c/o Lehman Brothers Holdings Inc., Three World Financial Center, New York, New York 10285, and its telephone number is (212) 526-7000.

    All the common securities of the trust will be owned by Lehman Brothers Holdings. The trust will issue the preferred securities and the common securities to Lehman Brothers Holdings in exchange for a series of junior subordinated deferrable interest debentures from Lehman Brothers Holdings with the same financial terms as the preferred securities.

    There are five trustees of the trust. Three of them, referred to as regular trustees, are officers of Lehman Brothers Holdings. The Chase Manhattan Bank will act as the property trustee of the trust, and Chase Manhattan Bank Delaware will act as the Delaware trustee.

WHO IS LEHMAN BROTHERS HOLDINGS INC.?

    Lehman Brothers Holdings is one of the leading global investment banks, serving institutional, corporate, government and high-net-worth individual clients and customers. The company's worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin America and the Asia Pacific region.

    The company's business includes capital raising for clients through securities underwriting and direct placements, corporate finance and strategic advisory services, private equity investments, securities sales and trading, research, and the trading of foreign exchange, derivative products and certain commodities. The company acts as a market-maker in all major equity and fixed income products in both the domestic and international markets. The company is a member of all principal securities and commodities exchanges in the United States, as well as the National Association of Securities Dealers, Inc., and holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris and Milan stock exchanges.

    Lehman Brothers Holdings' principal executive office is at Three World Financial Center, New York, New York 10285, and its telephone number is
(212) 526-7000.

WHEN WILL YOU RECEIVE DISTRIBUTIONS ON THE PREFERRED SECURITIES?

    The trust's only source of cash to make payments on the preferred securities are payments on the junior subordinated debt securities it purchases from Lehman Brothers Holdings.

    If you purchase the preferred securities, you are entitled to receive cumulative cash distributions at the rate specified in the applicable prospectus supplement. Distributions will accumulate from the date the preferred securities are issued and will be paid in arrears on the dates specified in such prospectus supplement, unless distributions are deferred as described below.

WHEN WILL PAYMENT OF YOUR DISTRIBUTIONS BE DEFERRED?

    If Lehman Brothers Holdings defers interest payments on the junior subordinated debt securities, the trust generally will defer distributions on the preferred securities for up to five years. A deferral of distributions cannot extend, however, beyond the maturity date of the junior subordinated debt securities.

    During any deferral period, except as described beginning on page 18, Lehman Brothers Holdings will not be permitted to:

    - pay a dividend or make any distributions on its capital stock;

    - redeem, purchase or make a liquidation payment on any of its capital stock;

    - make an interest, principal or premium payment on, or repay, repurchase or redeem, any of its debt securities that rank equal with or junior to the junior subordinated debt securities; or

    - make any guarantee payment with respect to any guarantee of debt securities of any subsidiary, if that guarantee ranks equally with or junior to the junior subordinated debt securities.

WHAT IS LEHMAN BROTHERS HOLDINGS' GUARANTEE OF THE PREFERRED SECURITIES?

    Lehman Brothers Holdings' guarantee of the preferred securities consists of:

    - its obligations to make payments on the junior subordinated debt securities;

    - its obligations under the preferred securities guarantee; and

    - its obligations under the amended and restated declaration of trust of the trust, which sets forth the terms of the trust.

    Lehman Brothers Holdings will irrevocably guarantee that if a payment on the junior subordinated debt securities is made to the trust but, for any reason, the trust does not make the corresponding distribution or redemption payment to the holders of the preferred securities, then Lehman Brothers Holdings will make the payments directly to the holders of the preferred securities. The guarantee will not cover payments when the trust does not have sufficient funds to make payments on the preferred securities.

    Lehman Brothers Holdings' obligations under the guarantee are subordinated as described on page 21.

WHEN COULD THE JUNIOR SUBORDINATED DEBT SECURITIES BE DISTRIBUTED TO YOU?

    Lehman Brothers Holdings has the right to dissolve the trust at any time. If Lehman Brothers Holdings terminates the trust, the trust will distribute junior subordinated debt securities on a proportionate basis.

WILL THE PREFERRED SECURITIES BE LISTED ON A STOCK EXCHANGE?

    If specified in an accompanying prospectus supplement, application will be made to list the preferred securities on the New York Stock Exchange. If approved for listing, the trust expects the preferred securities will begin trading within 30 days after they are first issued.

WILL HOLDERS OF THE PREFERRED SECURITIES HAVE ANY VOTING RIGHTS?

    Generally, the holders of the preferred securities will not have any voting rights. See "Description of the Preferred Securities--Voting Rights."

IN WHAT FORM WILL THE PREFERRED SECURITIES BE ISSUED?

    The preferred securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company or its nominee. This means that you will not receive a certificate for your preferred securities and that your broker will maintain your position in the preferred securities.

                            ------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, AS WELL AS THE INFORMATION INCORPORATED BY REFERENCE. LEHMAN BROTHERS HOLDINGS HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. LEHMAN BROTHERS HOLDINGS IS NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, THE PROSPECTUS SUPPLEMENT OR ANY DOCUMENTS INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE APPLICABLE DOCUMENT.

                                  RISK FACTORS

    Your investment in the preferred securities will involve several risks. You should carefully consider the following discussion of risks, and the other information in this prospectus, before deciding whether an investment in the preferred securities is suitable for you.

LEHMAN BROTHERS HOLDINGS IS NOT REQUIRED TO PAY YOU UNDER THE GUARANTEE AND THE
  JUNIOR SUBORDINATED DEBT SECURITIES UNLESS IT FIRST MAKES OTHER REQUIRED PAYMENTS.

    Lehman Brothers Holdings' obligations under the junior subordinated debt securities will rank junior to all of Lehman Brothers Holdings' senior debt. This means that Lehman Brothers Holdings cannot make any payments on the junior subordinated debt securities if it defaults on a payment of senior debt and does not cure the default within the applicable grace period or if the senior debt becomes immediately due because of a default and has not yet been paid in full. In addition, Lehman Brothers Holdings' obligations under the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of Lehman Brothers Holdings' subsidiaries.

    Lehman Brothers Holdings' obligations under the guarantee are subordinated to all of its other liabilities. This means that Lehman Brothers Holdings cannot make any payments on the guarantee if it defaults on a payment on any of its other liabilities. In addition, in the event of the bankruptcy, liquidation or dissolution of Lehman Brothers Holdings, its assets would be available to pay obligations under the guarantee only after Lehman Brothers Holdings made all payments on its other liabilities.

    Neither the preferred securities, the junior subordinated debt securities nor the guarantee limit the ability of Lehman Brothers Holdings and its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the junior subordinated debt securities and the guarantee.

LEHMAN BROTHERS HOLDINGS IS NOT REQUIRED TO PAY YOU UNDER THE GUARANTEE IF THE
  TRUST DOES NOT HAVE CASH AVAILABLE.

    The ability of the trust to make payments on the preferred securities is solely dependent upon Lehman Brothers Holdings making the related payments on the junior subordinated debt securities when due.

    If Lehman Brothers Holdings defaults on its obligations to make payments on the junior subordinated debt securities, the trust will not have sufficient funds to make payments on the preferred securities. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts.

DEFERRAL OF DISTRIBUTIONS WOULD HAVE ADVERSE TAX CONSEQUENCES FOR YOU AND MAY
  ADVERSELY AFFECT THE TRADING PRICE OF THE PREFERRED SECURITIES.

    If distributions on the preferred securities are deferred, you will be required to recognize interest income for United States federal income tax purposes in respect of your ratable share of the interest on the junior subordinated debt securities held by the trust before you receive any cash distributions relating to this interest. In addition, you will not receive this cash if you sold the preferred securities before the end of any deferral period or before the record date relating to distributions which are paid.

    Lehman Brothers Holdings has no current intention of deferring interest payments on the junior subordinated debt securities and believes that such deferral is a remote possibility. However, if Lehman Brothers Holdings exercises its right in the future, the preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the junior subordinated debt securities. If you sell the preferred securities during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the preferred securities. In addition, the existence of Lehman Brothers Holdings' right to defer payments of interest on the junior subordinated debt securities may mean that the market price for the preferred securities, which represent an undivided beneficial interest in the junior subordinated debt securities, may be more volatile than other securities that do not have these rights.

YOU SHOULD NOT RELY ON THE DISTRIBUTIONS FROM THE PREFERRED SECURITIES THROUGH
  THEIR MATURITY DATE--THEY MAY BE REDEEMED AT ANY TIME IF CERTAIN CHANGES IN TAX OR INVESTMENT COMPANY LAW OCCUR.

    If specified changes, which are more fully described below, in tax or investment company law occur and certain other conditions which are more fully described below are satisfied, the preferred securities could be redeemed by the trust at a redemption price equal to their issue price plus any accrued and unpaid distributions.

YOU SHOULD NOT RELY ON THE DISTRIBUTIONS FROM THE PREFERRED SECURITIES THROUGH
  THEIR MATURITY DATE--THEY MAY BE REDEEMED AT THE OPTION OF THE COMPANY.

    The preferred securities may be redeemed, in whole, at any time, or in part, from time to time, on or after a date to be specified in a prospectus supplement, at a redemption price equal to their issue price plus any accrued and unpaid distributions. You should assume that this redemption option will be exercised if Lehman Brothers Holdings is able to refinance at a lower interest rate or it is otherwise in the interest of Lehman Brothers Holdings to redeem the junior subordinated debt securities. If the junior subordinated debt securities are redeemed, the trust must redeem the preferred securities in an aggregate liquidation amount equal to the aggregate principal amount of junior subordinated debt securities to be redeemed.

YOU MAY SUFFER A LOSS IF JUNIOR SUBORDINATED DEBT SECURITIES ARE DISTRIBUTED TO
  YOU IN EXCHANGE FOR PREFERRED SECURITIES BECAUSE MARKET PRICES FOR THE PREFERRED SECURITIES OR THE JUNIOR SUBORDINATED DEBT SECURITIES MAY NOT BE EQUAL.

    Lehman Brothers Holdings cannot give you any assurance as to the market prices for the preferred securities or the junior subordinated debt securities that may be distributed in exchange for preferred securities. Accordingly, the preferred securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debt securities that a holder of preferred securities may receive in exchange for preferred securities, may trade at a discount to the price that the investor paid to purchase the preferred securities.

YOU COULD SUFFER ADVERSE TAX CONSEQUENCES IF LEHMAN BROTHERS HOLDINGS TERMINATES
  THE TRUST AND DISTRIBUTES JUNIOR SUBORDINATED DEBT SECURITIES TO HOLDERS.

    Lehman Brothers Holdings has the right to terminate the trust at any time. If Lehman Brothers Holdings decides to exercise this right, the trust will redeem the preferred securities by distributing junior subordinated debt securities to holders of the preferred securities on a proportionate basis.

    Under current United States federal income tax law, a distribution of junior subordinated debt securities to you on the dissolution of the trust should not be a taxable event to you. However, if the trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved or if there is a change in law, the distribution of junior subordinated debt securities to you may be a taxable event to you.

SINCE YOU HAVE LIMITED VOTING RIGHTS, YOU CANNOT PREVENT THE THE TRUST TRUSTEES
  FROM TAKING ACTIONS YOU MAY NOT AGREE WITH.

    You will have limited voting rights. In particular, except for the limited exceptions described below, only Lehman Brothers Holdings can elect or remove any of the trustees.

                      WHERE YOU CAN FIND MORE INFORMATION


    As required by the Securities Act of 1933, Lehman Brothers Holdings filed a registration statement (No. 333-60474) relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.


    Lehman Brothers Holdings files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Lehman Brothers Holdings files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

    The SEC allows Lehman Brothers Holdings to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Lehman Brothers Holdings files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Lehman Brothers Holdings incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

    - Annual Report on Form 10-K for the year ended November 30, 2000, filed with the SEC on February 28, 2001;

    - Amendment No. 1 to Annual Report on Form 10-K for the year ended November 30, 2000, filed with the SEC on March 9 2001;

    - Quarterly Report on Form 10-Q for the quarter ended February 28, 2001, filed with the SEC on April 16, 2001;


    - Current Reports on Form 8-K, filed with the SEC on January 4, January 5, February 27, March 13, March 21, April 26 (two filings), May 2, May 22 and June 1, 2001; and


    - Registration Statement on Form 8-A, filed on April 29, 1994.


    All documents Lehman Brothers Holdings files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date affiliates of Lehman
Brothers Holdings stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.


    You may request a copy of these filings, at no cost, by writing or telephoning Lehman Brothers Holdings at the following address:

       Controller's Office
       Lehman Brothers Holdings Inc.
       Three World Financial Center
       New York, New York 10285
       (212) 526-0660

                                USE OF PROCEEDS

    Each trust will issue the preferred securities and the common securities to Lehman Brothers Holdings in exchange for a series of junior subordinated debt securities of Lehman Brothers Holdings. Lehman Brothers Holdings will use the proceeds from the sale of the preferred securities for general corporate purposes, primarily to fund its operating units and subsidiaries. Lehman Brothers Holdings may use some of the proceeds to refinance or extend the maturity of existing debt obligations.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                               THREE
                                                                                                               MONTHS
                                                                   YEAR ENDED NOVEMBER 30,                     ENDED
                                                     ----------------------------------------------------   FEBRUARY 28,
                                                       1996       1997       1998       1999       2000         2001
                                                     --------   --------   --------   --------   --------   ------------
Ratio of Earnings to Fixed Charges.................    1.06       1.07       1.07       1.12       1.14         1.12

                              ACCOUNTING TREATMENT

    The financial statements of the trust will be reflected in Lehman Brothers Holdings' consolidated financial statements, with the preferred securities reflected on Lehman Brothers Holdings' balance sheet as a separate line item after total liabilities and before stockholders' equity, similar to a minority interest.

                    DESCRIPTION OF THE PREFERRED SECURITIES


    The preferred securities will be issued pursuant to an amended and restated declaration of trust. The declaration will be qualified under the Trust Indenture Act of 1939. The Chase Manhattan Bank will act as trustee under the declaration for purposes of the Trust Indenture Act. The terms of the preferred securities will include those stated in the declaration and those made part of the declaration by the Trust Indenture Act. The following summary of the terms of the preferred securities is not intended to be complete and is qualified by the applicable prospectus supplement, the declaration, the Trust Indenture Act and other applicable law. The declaration will be filed as an exhibit to a Form 8-K or similar document incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of this document by following the directions on page 7.


GENERAL

    The declaration authorizes the regular trustees to issue both common and preferred securities representing undivided beneficial interests in the assets of the trust. All the common securities will be owned, directly or indirectly, by Lehman Brothers Holdings. The common securities rank equally, and payments will be made on the common securities on a ratable basis, with the preferred securities. If an event of default under the declaration occurs and continues, however, the rights of the holders of the common securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. The declaration does not permit the issuance of any other securities or the incurrence of any indebtedness by the trust.

    Pursuant to the declaration, the property trustee will hold title to the junior subordinated debt securities purchased by the trust for the benefit of the holders of the trust securities. The payment of distributions out of money held by the trust, and payments upon redemption of the trust securities or liquidation of the trust out of money held by the trust, are guaranteed by Lehman Brothers Holdings to the extent described under "Description of the Guarantee." The guarantee will be held by The Chase Manhattan Bank, the guarantee trustee, for the benefit of the holders of the preferred securities. The guarantee does not cover payment of distributions when the trust does not have sufficient available funds to pay such distributions. In that event, the remedy of a holder of preferred securities is to:

    - vote to direct the property trustee to enforce the property trustee's rights under the junior subordinated debt securities; or

    - if the failure of the trust to pay distributions is attributable to the failure of Lehman Brothers Holdings to pay interest or principal on the junior subordinated debt securities, sue Lehman Brothers Holdings for enforcement of payment to the holder of an amount equal to the aggregate liquidation amount of his or her preferred securities.

DISTRIBUTIONS

    Distributions on the preferred securities will accrue at the rate specified in the applicable prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Distributions on the preferred securities will be cumulative, will accrue from the date the trust issues the preferred securities and will be paid in arrears on the dates specified in the applicable prospectus supplement, unless they are deferred as described below.

    DEFERRAL OF DISTRIBUTIONS. Lehman Brothers Holdings has the right under the indenture to defer interest payments on the junior subordinated debt securities for a period not exceeding five years during which no interest will be due and payable. A deferral of interest payments cannot extend, however, beyond the maturity of the junior subordinated debt securities. As a consequence of any such deferral, distributions on the preferred securities also would be deferred. During a deferral period, the amount of distributions due to you would continue to accumulate and such deferred distributions will themselves accrue additional distributions. When this prospectus refers to any payment of distributions, distributions include any such additional distributions unless otherwise stated.

    Upon the termination of any deferral period and the payment of all amounts then due, Lehman Brothers Holdings may commence a new deferral period as discussed above. Consequently, there could be several deferral periods of varying lengths throughout the term of the junior subordinated debt securities. The regular trustees will give the holders of the preferred securities notice of any deferral period upon their receipt of notice from Lehman Brothers Holdings. If distributions are deferred, the deferred distributions on such distributions will be paid to holders of record of the preferred securities as they appear on the securities register of the trust on the record date following the termination of the deferral period. See "Description of the Junior Subordinated Debt Securities--Interest" and "--Option to Extend Interest Payment Period."

    PAYMENT OF DISTRIBUTIONS. Distributions on the preferred securities will be payable to the holders named on the securities register of the trust at the close of business on the relevant record dates. As long as the preferred securities remain in book-entry only form, the record dates will be one business day before the distribution dates. Such distributions will be paid through the property trustee who will hold amounts received on the junior subordinated debt securities in a property account for the benefit of the holders of the trust securities. Unless any applicable laws and regulations and the provisions of the declaration state otherwise, each payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below.

    If the preferred securities do not continue to remain in book-entry only form, the relevant record dates will conform to the rules of any securities exchange on which the preferred securities are listed. If any date on which distributions are to be made on the preferred securities is not a business day, then payment of the distributions payable on such date will be made on the next day which is a business day, and without any interest or other payment in respect of any delay. However, if such business day is in the next calendar year, the payment will be made on the immediately preceding business day. A "business day" means any day other than Saturday, Sunday or any other day on which banking institutions in New York City are permitted or required by law to close.

REDEMPTION

    The preferred securities will be redeemed upon the maturity of the junior subordinated debt securities or to the extent the junior subordinated debt securities are redeemed. The junior subordinated debt securities will mature on the date specified in the applicable prospectus supplement, and may be redeemed, in whole or in part, at any time on or after the date specified in the applicable prospectus supplement. The junior subordinated debt securities can also be redeemed at any time, in whole or in part, in certain circumstances upon the occurrence of a tax event or an investment company event.

    Upon the maturity of the junior subordinated debt securities, the proceeds of their repayment will simultaneously be applied to redeem all outstanding trust securities at the redemption price. Upon the redemption of the junior subordinated debt securities, whether in whole or in part, either at the option of Lehman Brothers Holdings or pursuant to a tax or investment company event, the trust will use the cash it receives upon the redemption to redeem trust securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed at the redemption price. Before such redemption, holders of trust securities will be given not less than 30 days' notice.

SPECIAL EVENT REDEMPTION

    "Tax event" means that the regular trustees will have received an opinion of an independent tax counsel experienced in such matters which states that, as a result of any:

    - amendment to, or change in, or announced proposed change in, the laws or associated regulations of the United States or any political subdivision or taxing authority of the United States; or

    - official administrative pronouncement, action or judicial decision interpreting or applying such laws or regulations, there is more than an insubstantial risk currently or within the 90 days following such opinion that:

       - the trust would be required to pay United States federal income tax relating to income accrued or received on the junior subordinated debt securities;

       - interest payable to the trust on the junior subordinated debt securities would not be deductible by Lehman Brothers Holdings for United States federal income tax purposes; or

       - the trust would be required to pay more than a minimal amount of other taxes, duties or other governmental charges.

    "Investment company event" means that the regular trustees will have received an opinion of a nationally recognized independent counsel which states that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940.

    This prospectus refers to a tax event or an investment company event as a "special event." If a special event occurs and continues, Lehman Brothers Holdings may, upon not less than 30 days' notice, redeem the junior subordinated debt securities, in whole or in part, for cash within 90 days following the occurrence of such special event.

REDEMPTION PROCEDURES

    The trust may not redeem fewer than all of the outstanding preferred securities unless all accrued and unpaid distributions thereon have been paid.

    Once notice of redemption is given and funds are irrevocably deposited, distributions will cease to accrue and all rights of holders of preferred securities called for redemption will cease, except the right of the holders to receive the redemption price but without interest on such redemption price. If any redemption date is not a business day, then payment of the redemption price payable on such date will be made on the succeeding day that is a business day, without any interest or other payment in respect of any such delay. However, if such business day falls in the next calendar year, payment will be made on the preceding business day.

    If payment of the redemption price for any preferred securities is not made because the payment of the redemption price on the debentures is not made, interest will continue to accrue on the debentures, and, as a result, distributions on such preferred securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment. In this case, the actual payment date will be the redemption date for purposes of calculating the redemption price. See "--Book-Entry Only Issuance--The Depository Trust Company."

    In the event that fewer than all of the outstanding preferred securities are to be redeemed, the preferred securities will be redeemed in accordance with the depositary's standard procedures. See "--Book-Entry Only Issuance--The Depository Trust Company."

    Lehman Brothers Holdings or its subsidiaries may, at any time, and from time to time, purchase outstanding preferred securities by tender, in the open market or by private agreement, provided that it complies with United States federal securities laws and any other applicable laws.

DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

    Lehman Brothers Holdings will have the right at any time to dissolve the trust. After satisfying the liabilities to its creditors, the trust may distribute junior subordinated debt securities in exchange for the preferred securities.

    There can be no assurance as to the market prices for either the preferred securities or the junior subordinated debt securities that may be distributed in exchange for the preferred securities if a dissolution and liquidation of the trust were to occur. This means that the preferred securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debt securities that an investor may receive if a dissolution and liquidation of the trust were to occur, may trade at a discount to the price that the investor paid to purchase the preferred securities offered by this prospectus.

TRUST ENFORCEMENT EVENTS

    Upon the occurrence of an indenture event of default (as described below), the property trustee as the sole holder of the junior subordinated debt securities will have the right under the indenture to declare the principal of and interest on the junior subordinated debt securities to be immediately due and payable.

    If the property trustee fails to enforce its rights under the junior subordinated debt securities, any holder of preferred securities may directly institute a legal proceeding against Lehman Brothers Holdings to enforce these rights without first suing the property trustee or any other person or entity. If a trust enforcement event has occurred and is continuing and such event is attributable to the failure of Lehman Brothers Holdings to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable, then a holder of preferred securities may also bring a direct action.

    An "indenture event of default" is an event of default under the indenture and also constitutes a "trust enforcement event," which is an event of default under the declaration relating to the trust securities. Pursuant to the declaration, however, the holder of the common securities will be deemed to have waived any trust enforcement event relating to the common securities until all trust enforcement events relating to the preferred securities have been cured, waived or otherwise eliminated. Until such trust enforcement events relating to the preferred securities have been so cured, waived, or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the preferred securities. Only the holders of the preferred securities will have the right to direct the property trustee as to matters under the declaration, and therefore the indenture.

VOTING RIGHTS

    Except as described in this prospectus under "Description of the Guarantee--Modification of Guarantee; Assignment," and except as required by law, the holders of the preferred securities will have no voting rights.

    The holders of a majority in aggregate liquidation amount of the preferred securities have the right to direct any proceeding for any remedy available to the property trustee, including to:

    - exercise the remedies available to it under the indenture;

    - waive any past indenture event of default and its consequences that is waivable under the indenture; or

    - consent to any amendment, modification or termination where such consent is required.

    Any required approval or direction of holders of preferred securities may be given at a separate meeting of holders of preferred securities convened for such purpose, at a meeting of all of the holders of trust securities or by written consent.

    If an indenture event of default has occurred and not been cured, the holders of 25% of the aggregate liquidation amount of the preferred securities may direct the property trustee to declare the principal and interest on the junior subordinated debt securities due and payable. However, where a consent or action under the indenture would require the consent of more than a majority of the aggregate principal amount of debt securities affected thereby, consent from the holders of that greater percentage would be required. See "Description of the Junior Subordinated Debt Securities--Modifications and Amendments."

    Despite the fact that holders of preferred securities are entitled to vote or consent under the circumstances described above, any of the preferred securities that are owned at the time by Lehman Brothers Holdings or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Lehman Brothers Holdings, will not be entitled to vote or consent. Instead, these preferred securities will be treated as if they were not outstanding.

    The procedures by which holders of preferred securities may exercise their voting rights are described below. See "--Book-Entry Only Issuance--The Depository Trust Company."

    Holders of the preferred securities generally will have no rights to appoint or remove the regular trustees. Instead, the trustees may be appointed, removed or replaced solely by Lehman Brothers Holdings as the indirect or direct holder of all of the common securities.

MODIFICATION OF THE DECLARATION

    The declaration may be amended from time to time without the consent of the holders of the preferred securities:

    - to cure any ambiguity or correct or supplement any provisions that may be defective or inconsistent with any other provision;

    - to add to the covenants, restrictions or obligations of Lehman Brothers Holdings in its capacity as sponsor of the trust;

    - to conform to any change in Rule 3a-5 under the Investment Company Act of 1940 or written change in interpretation or application of such rule by any legislative body, court, government agency or regulatory authority; or

    - to modify, eliminate or add to any provisions as necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times or to ensure that the trust will not be required to register as an investment company under the Investment Company Act of 1940.

    Amendments made without the consent of the preferred securities cannot adversely affect in any material respect the rights of the holders of preferred or common securities.

    The declaration of trust may also be amended as to other matters with the consent of holders of at least 66 2/3% of the outstanding preferred securities. However, without the consent of each affected holder of preferred or common securities, the declaration of trust may not be amended to:

    - change the amount or timing of any distribution or otherwise adversely affect the amount of any distribution required to be made; or

    - restrict the right of a holder to institute suit for the enforcement of any such payment.

    Despite the foregoing, no amendment or modification may be made to the declaration if such amendment or modification would

    - cause the trust to be classified for United States federal income tax purposes as other than a grantor trust, or

    - cause the trust to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

    The preferred securities will be book-entry securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, The Depository Trust Company, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

    Purchasers of securities may only hold interests in the global notes through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary--banks, brokerage houses and other institutions that maintain securities accounts for customers--that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

    The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

    A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

    - DTC is unwilling or unable to continue as depositary for such global security and Lehman Brothers Holdings does not appoint a qualified replacement for DTC within 90 days; or

    - Lehman Brothers Holdings in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

    Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

    In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

    Lehman Brothers Holdings and the trustees will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

    CLEARSTREAM AND EUROCLEAR. Links have been established among DTC, Clearstream Banking, societe anonyme, Luxembourg ("Clearstream Banking SA") and Euroclear (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

    Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

    Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

    When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant's account. Credit for the book-entry securities will appear on the next day (European time).

    Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

    When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant's account would instead be valued as of the actual settlement date.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    Prior to the occurrence of a default relating to the trust securities, the property trustee undertakes to perform only such duties as are specifically set forth in the declaration. After such a default, the property trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of preferred securities unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby.

PAYING AGENT

    If the preferred securities do not remain in book-entry only form, the following provisions will apply:

    - the property trustee will act as paying agent; and

    - registration of transfers of preferred securities will be effected without charge (other than in respect of any tax or other government charge).

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES


    The junior subordinated debt securities in exchange for which the trust will issue the trust securities to Lehman Brothers Holdings will be issued pursuant to the indenture between Lehman Brothers Holdings and The Chase Manhattan Bank (formerly known as Chemical Bank), as the indenture trustee. The indenture will be qualified under the Trust Indenture Act of 1939. The terms of the junior subordinated debt securities will include those stated in the indenture and those made a part of the indenture by the Trust Indenture Act. The following summary of the material terms of the junior subordinated debt securities is not intended to be complete and is qualified by the applicable prospectus supplement, the indenture, the Trust Indenture Act and other applicable law. The indenture (including all amendments and a separate related document containing standard multiple series indenture provisions) has been filed with the SEC as an exhibit to, and is incorporated by reference in, the registration statement of which this prospectus forms a part. You can obtain a copy of the indenture by following the directions on page 7, or by contacting the indenture trustee.


GENERAL

    The junior subordinated debt securities will be issued as unsecured debt under the indenture. The junior subordinated debt securities will be limited in aggregate principal amount to the amount issued by Lehman Brothers Holdings to the trust in exchange for the common securities and preferred securities. Lehman Brothers Holdings will simultaneously sell the preferred securities to the public.

    The entire principal amount of the junior subordinated debt securities will mature and become due and payable, together with any accrued and unpaid interest thereon, on the date specified in the applicable prospectus supplement.

    If junior subordinated debt securities are distributed to holders of preferred securities in liquidation of such holders' interests in the trust, such junior subordinated debt securities will initially be issued in the form of one or more global securities under depositary arrangements similar to those in effect for the preferred securities. See "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company." In the event junior subordinated debt securities are issued in certificated form, principal and interest will be payable, the transfer of the junior subordinated debt securities will be registrable and junior subordinated debt securities will be exchangeable for securities of other denominations of a like aggregate principal amount at the corporate trust office of the indenture trustee in New York, New York.

SUBORDINATION

    The indenture provides that the junior subordinated debt securities are subordinated and junior in right of payment to all senior debt (as defined below) of Lehman Brothers Holdings. This means that no payment of principal, including redemption payments, premium, if any, or interest on the junior subordinated debt securities may be made if Lehman Brothers Holdings defaults in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period.

    "Senior debt" means:

    (1) the principal, premium, if any, and interest in respect of
        (A) indebtedness of Lehman Brothers Holdings for money borrowed and
        (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Lehman Brothers Holdings, including the senior debt securities;

    (2) all capitalized lease obligations of Lehman Brothers Holdings;

    (3) all obligations of Lehman Brothers Holdings representing the deferred purchase price of property; and

    (4) all deferrals, renewals, extensions and refundings of obligations of the type referred to in clauses (1) through (3);

but senior debt does not include:

    (a) subordinated debt securities;

    (b) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities;

    (c) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables; and

    (d) indebtedness which is subordinated to an obligation of Lehman Brothers Holdings of the type specified in clauses (1) through (4) above.

    The indenture does not limit the aggregate amount of senior debt that may be issued by Lehman Brothers Holdings.

REDEMPTION

    Lehman Brothers Holdings shall have the right to redeem the junior subordinated debt securities as described above under "Description of the Preferred Securities--Special Event Redemption." The redemption price will be equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest.

INTEREST

    The junior subordinated debt securities will bear interest at the rate specified in the applicable prospectus supplement, payable in arrears on the dates specified in the applicable prospectus supplement, unless interest is deferred as described below. Interest will be paid to the person in whose name such junior subordinated debt security is registered, with limited exceptions, at the close of business on the business day next preceding such interest payment date. In the event the junior subordinated debt securities shall not continue to remain in book-entry only form, Lehman Brothers Holdings will select appropriate record dates.

    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full period will be computed on the basis of the actual number of days elapsed per 30-day month. If any date on which interest is payable on the junior subordinated debt securities is not a business day, then payment of the interest payable on such date will be made on the succeeding day that is a business day, and without any interest or other payment in respect of any such delay. However, if such business day is in the succeeding calendar year, then such payment shall be made on the preceding business day, in each case with the same force and effect as if made on such date.

OPTION TO DEFER INTEREST PAYMENTS

    Lehman Brothers Holdings can defer interest payments for up to five years. However, no deferral period may extend beyond the maturity of the junior subordinated debt securities. At the end of the deferral period, Lehman Brothers Holdings will pay all interest then accrued and unpaid.

    During any deferral period, neither Lehman Brothers Holdings nor any of its subsidiaries will be permitted to:

    - pay a dividend or make any other payment or distribution on Lehman Brothers Holdings' capital stock;

    - redeem, purchase or make a liquidation payment on any of Lehman Brothers Holdings' capital stock;

    - make an interest, principal or premium payment, or repay, repurchase or redeem, any of Lehman Brothers Holdings' debt securities that rank equal with or junior to the junior subordinated debt securities; or

    - make any guarantee payment with respect to any guarantee by Lehman Brothers Holdings of debt securities of any of its subsidiaries, if the guarantee ranks equal to or junior to the junior subordinated debt securities.

    During any deferral period, however, Lehman Brothers Holdings will be permitted to:

    - pay dividends or distributions by way of issuance of its common stock;

    - make payments under the guarantee in respect of the preferred and common securities;

    - declare or pay a dividend in connection with the implementation of a shareholders' rights plan, or the issuing of stock under such a plan or repurchase such rights; and

    - purchase common stock relating to the issuing of common stock or rights under any of Holdings' benefit plans.

    Lehman Brothers Holdings has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the junior subordinated debt securities.

    If the property trustee is the sole holder of the junior subordinated debt securities, Lehman Brothers Holdings will give the regular trustees and the property trustee notice of its election to defer interest payments one business day prior to the earlier of:

    - the date distributions on the preferred securities would be payable, if not for such deferral period, or

    - the date the regular trustees are required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the preferred securities of the record date or the date such distribution would be payable, if not for such deferral period, but in any event one business day prior to such record date. The regular trustees will give notice of Lehman Brothers Holdings' selection of such deferral period to the holders of the preferred securities.

    If the property trustee is not the sole holder of the junior subordinated debt securities, Lehman Brothers Holdings shall give the holders of the junior subordinated debt securities notice of its election to defer interest payments ten business days prior to the earlier of

    - the next succeeding interest payment date or

    - the date upon which Lehman Brothers Holdings is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the junior subordinated debt securities of the record or payment date of such related interest payment, but in any event two business days prior to such record date.

INDENTURE EVENTS OF DEFAULT

    The indenture provides that the following are events of default relating to the junior subordinated debt securities:

    - failure to pay required interest on any debt security of such series for 30 days;

    - failure to pay principal or premium, if any, on any debt security of such series when due;

    - failure to make any required scheduled installment payment for 30 days on debt securities of such series;

    - failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series;

    - certain events of bankruptcy or insolvency, whether voluntary or not; and

    - certain dissolutions of the related trust.

    If any indenture event of default shall occur and be continuing, the property trustee, as the holder of the junior subordinated debt securities, will have the right to declare the principal of and the interest on the junior subordinated debt securities and any other amounts payable under the indenture to be immediately due and payable. An indenture event of default also constitutes a trust enforcement event. The holders of preferred securities in limited circumstances have the right to direct the property trustee to exercise its rights as the holder of the junior subordinated debt securities. See "Description of the Preferred Securities--Trust Enforcement Events" and "--Voting Rights."

    Despite the foregoing, if a trust enforcement event has occurred and is continuing and such event is attributable to the failure of Lehman Brothers Holdings to pay interest or principal on the junior subordinated debt securities when such interest or principal is payable, Lehman Brothers Holdings acknowledges that, in such event, a holder of preferred securities may sue for payment. Lehman Brothers Holdings may not amend the indenture to remove this right to bring a direct action without the prior written consent of all of the holders of preferred securities.

AGREEMENT BY PURCHASERS OF CERTAIN TAX TREATMENT

    Each junior subordinated debenture will provide that, by acceptance of the junior subordinated debenture, or a beneficial interest therein, the holder of the junior subordinated debenture intends that such subordinated debenture constitutes debt and agrees to treat it as debt for United States federal, state and local tax purposes.

CONCERNING THE INDENTURE TRUSTEE

    Lehman Brothers Holdings and certain of its subsidiaries maintain bank accounts, borrow money and have other customary commercial banking or investment banking relationships with the indenture trustee in the ordinary course of business.

MISCELLANEOUS

    The indenture provides that Lehman Brothers Holdings will pay all fees and expenses related to:

    - the issuance and exchange of the trust securities and the junior subordinated debt securities;

    - the organization, maintenance and dissolution of the trust;

    - the retention of the trustees; and

    - the enforcement by the property trustee of the rights of the holders of the preferred securities.

                          DESCRIPTION OF THE GUARANTEE


    The guarantee to be executed and delivered by Lehman Brothers Holdings for the benefit of the holders of preferred securities will be qualified as an indenture under the Trust Indenture Act of 1939. The Chase Manhattan Bank will act as guarantee trustee for purposes of the Trust Indenture Act. The terms of the guarantee will include those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. The following summary of the material terms of the guarantee is not intended to be complete and is qualified in all respects by the applicable prospectus supplement, the guarantee, the Trust Indenture Act and other applicable law. The guarantee will be filed as an exhibit to a Form 8-K or similar document incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of this document by following the directions on page 7.


GENERAL

    Pursuant to and to the extent set forth in the guarantee, Lehman Brothers Holdings will irrevocably and unconditionally agree to pay in full to the holders of the preferred securities and common securities, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, the following payments without duplication:

    - any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent the trust has funds available for such distributions;

    - the redemption price per preferred security, to the extent the trust has funds available for such redemptions; and

    - upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust, other than in connection with the distribution of junior subordinated debt securities to the holders of preferred securities, the lesser of

       - the aggregate liquidation amount of the preferred securities and all accrued and unpaid distributions thereon, or

       - the amount of assets of the trust remaining for distribution to holders of the preferred securities upon a liquidation of the trust.

STATUS OF THE GUARANTEES

    The guarantee will constitute an unsecured obligation of Lehman Brothers Holdings and will rank:

    - subordinate and junior in right of payment to all other liabilities of Lehman Brothers Holdings,

    - on a parity with the most senior preferred or preference stock now or hereafter issued by Lehman Brothers Holdings and with any guarantee now or hereafter entered into by Lehman Brothers Holdings in respect of any preferred securities of any affiliate of Lehman Brothers Holdings, and

    - senior to Lehman Brothers Holding's common stock.

    The guarantee will not place a limitation on the amount of additional senior debt that may be incurred by Lehman Brothers Holdings.

    The guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against Lehman Brothers Holdings to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the junior subordinated debt securities to the holders of the preferred securities in exchange for all such preferred securities.

    The guarantee, when taken together with Lehman Brothers Holdings' obligations under the junior subordinated debt securities, the indenture and the declaration, including its obligations to pay costs, expenses, debts and liabilities of the trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by Lehman Brothers Holdings of payments due on the preferred securities. See "Effect of Obligations Under the Junior Subordinated Debt Securities and the Guarantee."

IMPORTANT COVENANTS OF LEHMAN BROTHERS HOLDINGS

    In the guarantee, Lehman Brothers Holdings will covenant that, so long as any trust securities remain outstanding, if:

    - there shall have occurred any event of default under the indenture,

    - Lehman Brothers Holdings shall be in default with respect to its payment of any obligations under the guarantee, or

    - Lehman Brothers Holdings shall have given notice of its election to defer interest payments and shall not have rescinded such notice, and while such interest is deferred,

then Lehman Brothers Holdings will not, and will not permit any subsidiary to:

    - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Lehman Brothers Holdings' capital stock, or

    - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Lehman Brothers Holdings that rank on a parity with or junior in interest to the junior subordinated debt securities or make any guarantee payments with respect to any guarantee by Lehman Brothers Holdings of the debt securities of any subsidiary of Lehman Brothers Holdings if such guarantee ranks on a parity with or junior in interest to such junior subordinated debt securities, other than

       - dividends or distributions in common stock of Lehman Brothers Holdings,

       - payments under the guarantee made by Lehman Brothers Holdings in respect of the trust securities of the trust,

       - any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and

       - purchases of common stock related to the issuance of common stock or rights under any of Lehman Brothers Holdings' benefit plans.

EVENTS OF DEFAULT

    An event of default under the guarantee will occur upon the failure of Lehman Brothers Holdings to perform any of its payment or other obligations required by the guarantee. The holders of a majority in aggregate liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

    Within 90 days after a default under the guarantee actually known to the trustee, the trustee will notify the holders by first-class mail of the default unless the default has been cured prior to sending notice. The trustee may withhold a notice of default under the guarantee if the trustee determines in good faith that withholding the notice is in the interests of the holders of the preferred securities.

    If the guarantee trustee fails to enforce the guarantee trustee's rights under the guarantee, any holder of related preferred securities may directly sue Lehman Brothers Holdings to enforce the guarantee trustee's rights under the guarantee without first suing the trust, the guarantee trustee or any other person or entity.

    Lehman Brothers Holdings, as guarantor, will be required to file annually with the guarantee trustee a certificate as to whether or not Lehman Brothers Holdings is in compliance with all the conditions and covenants applicable to it under the guarantee.

MODIFICATION OF GUARANTEE; ASSIGNMENT

    The guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in aggregate liquidation amount of the outstanding preferred and common securities. No vote will be required, however, for any changes that do not materially adversely affect the rights of holders of preferred securities. All guarantees and agreements contained in the guarantee shall bind the successors, assignees, receivers, trustees and representatives of Lehman Brothers Holdings and shall inure to the benefit of the holders of the preferred securities then outstanding.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    Prior to the occurrence of a default relating to the guarantee, the guarantee trustee undertakes to perform only such duties as are specifically set forth in the guarantee. After such default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

    The guarantee will terminate as to the preferred securities upon full payment of the redemption price of all preferred securities, upon distribution of the junior subordinated debt securities to the holders of the preferred securities or upon full payment of the amounts payable upon liquidation of the trust. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities must restore payment of any sums paid under the preferred securities or the guarantee.

GOVERNING LAW

    The guarantee will be governed by and construed in accordance with the laws of New York.

  EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE
                                   GUARANTEE

    As set forth in the declaration, the sole purpose of the trust is to issue the trust securities in exchange for the junior subordinated debt securities. As long as payments of interest and other payments are made when due on the junior subordinated debt securities, such payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

    - the aggregate principal amount of junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

    - the interest rate and the interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

    - under the indenture, Lehman Brothers Holdings will pay, and the trust will not be obligated to pay, directly or indirectly, all costs, expenses and obligations of the trust other than those relating to the trust securities; and

    - the declaration further provides that the Lehman Brothers Holdings trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

    Payments of distributions, to the extent there are available funds, and other payments due on the preferred securities, to the extent there are available funds, are guaranteed by Lehman Brothers Holdings to the extent described in this prospectus. If Lehman Brothers Holdings does not make interest payments on the junior subordinated debt securities, the trust will not have sufficient funds to pay distributions on the preferred securities. The guarantee is a subordinated guarantee in relation to the preferred securities. The guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of such distributions. See "Description of the Guarantee."

    The guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that Lehman Brothers Holdings has made a payment of interest or principal or other payments on the junior subordinated debt securities. The guarantee, when taken together with Lehman Brothers Holdings' obligations under the junior subordinated debt securities and the indenture and its obligations under the declaration, will provide a full and unconditional guarantee of distributions and all other amounts due on the preferred securities.

    Lehman Brothers Holdings acknowledges that the guarantee trustee shall enforce the guarantee on behalf of the holders of the preferred securities. If Lehman Brothers Holdings fails to make payments under the guarantee, the guarantee allows the holders of the preferred securities to direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the guarantee, any holder of preferred securities may directly sue Lehman Brothers Holdings to enforce the guarantee trustee's rights under the guarantee. Such holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of preferred securities may also directly sue Lehman Brothers Holdings to enforce such holder' right to receive payment under the guarantee. Such holder need not first (1) direct the guarantee trustee to enforce the terms of the guarantee or (2) sue the trust or any other person or entity.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Simpson Thacher & Bartlett, special United States tax counsel to Lehman Brothers Holdings, the following discussion is an accurate summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the preferred securities as of the date of this prospectus.

    Except where we state otherwise, this summary deals only with preferred securities held as capital assets by a holder who:

    - is a United States person (as defined below), and

    - purchases the preferred securities upon original issuance at their original issue price.

    A "United States person" is a holder who is one of the following:

    - a citizen or resident of the United States,

    - a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision of the United States,

    - an estate the income of which is subject to United States federal income taxation regardless of its source,

    - any trust that (x) is subject to the primary supervision of a court within the United States and the control of one or more United States persons or
      (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

    Your tax treatment may vary depending on your particular situation. This summary does not address all the tax consequences that may be relevant to holders that are subject to special tax treatment, such as:

    - dealers in securities or currencies;

    - financial institutions;

    - tax-exempt investors;

    - real estate investment trusts;

    - regulated investment companies;

    - insurance companies;

    - traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;


    - certain expatriates;


    - persons liable for alternative minimum tax;

    - persons holding preferred securities as part of a hedging, integrated, conversion or constructive sale transaction or a straddle.

    In addition, this summary does not include any description of the tax laws of any state, local or foreign government.

    This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code and administrative and judicial interpretations. These income tax laws, regulations and interpretations, however, may change at any time. Any change could be retroactive to the issuance date of the preferred securities.

    If a partnership holds our preferred securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our preferred securities, you should consult your tax advisors.

    The authorities on which this summary is based are subject to various interpretations. Either the Internal Revenue Service ("IRS") or the courts could disagree with the explanations or conclusions contained in this summary.

    YOU SHOULD CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE PREFERRED SECURITIES UPON THE OCCURRENCE OF A TAX EVENT SEE "CERTAIN TERMS OF THE PREFERRED SECURITIES--SPECIAL EVENT REDEMPTION."

CLASSIFICATION OF THE TRUST

    We intend to take the position that the trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. As a condition to the issuance of the junior subordinated debt securities, Simpson Thacher & Bartlett will deliver an opinion that under current law and assuming full compliance with the terms of the trust's amended and restated declaration, and based upon certain facts and assumptions contained in such opinion, the trust will be classified as a grantor trust for United States federal income tax purposes. As a result, for United States federal income tax purposes, you generally will be treated as owning an undivided beneficial ownership interest in the junior subordinated debt securities. Thus, you will be required to include in your gross income your pro rata share of the interest income or original issue discount ("OID") that is paid or accrued on the junior subordinated debt securities. See "--Interest Income and Original Issue Discount."

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

    Lehman Brothers Holdings, the trust and you (by your acceptance of a beneficial ownership interest in a preferred security) will agree to treat the junior subordinated debt securities as indebtedness for all United States tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    We anticipate that the junior subordinated debt securities will not be issued with an issue price that is less than their stated redemption price at maturity. In this case, subject to the discussion below, the junior subordinated debt securities will not be subject to the special OID rules, at least upon initial issuance, so that you will generally be taxed on the stated interest on the junior subordinated debt securities as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

    If, however, Lehman Brothers Holdings exercises its right to defer payments of interest on the junior subordinated debt securities, the junior subordinated debt securities will become OID instruments at such time. In such case, you will be subject to the special OID rules described below. Once the junior subordinated debt securities become OID instruments, they will be taxed as OID instruments for as long as they remain outstanding.

    Under the OID economic accrual rules, the following occurs:

    - regardless of your method of accounting, you would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the junior subordinated debt securities using the constant-yield-to-maturity method of accrual described in section 1272 of the Code;

    - the actual cash payments of interest you receive on the junior subordinated debt securities would not be reported separately as taxable income;

    - any amount of OID included in your gross income (whether or not during a deferral period) with respect to the preferred securities will increase your tax basis in such preferred securities; and

    - the amount of distributions that you receive in respect of such accrued OID will reduce your tax basis in such preferred securities.

    The Treasury regulations dealing with OID have not yet been addressed in any rulings or other interpretations by the IRS. It is possible that the IRS could assert that the junior subordinated debt securities were issued initially with OID merely because of Lehman Brothers Holdings' right to defer interest payments. If the IRS were successful in this regard, you would be subject to the special OID rules described above, regardless of whether Lehman Brothers Holdings exercises its option to defer payments of interest on such junior subordinated debt securities.

    If you are a corporate holder of preferred securities, you will not be entitled to a dividends-received deduction with respect to any income you recognize with respect to the preferred securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF
  THE TRUST

    As described under the caption "Certain Terms of the Preferred Securities--Distribution of the Junior Subordinated Debt Securities," the junior subordinated debt securities held by the trust may be distributed to you in exchange for your preferred securities when the trust is liquidated. Under current law, except as described below, this type of distribution would not be taxable. Upon a distribution, you will receive your pro rata share of the junior subordinated debt securities previously held indirectly through the trust. Your holding period and aggregate tax basis in the junior subordinated debt securities will equal the holding period and aggregate tax basis that you had in your preferred securities before the distribution.

    Lehman Brothers Holdings also has the option to redeem the junior subordinated debt securities and distribute the resulting cash in liquidation of the trust. This redemption would be taxable as described below in "--Sales of Preferred Securities." Further, in other circumstances described under "Certain Terms of the Preferred Securities--Special Event Redemption," Lehman Brothers Holdings may redeem the junior subordinated debt securities and distribute cash in liquidation of the trust. This redemption would also be taxable as described below in "--Sales of Preferred Securities."

    If you receive junior subordinated debt securities in exchange for your preferred securities, you would accrue interest in respect of the junior subordinated debt securities received from the trust in the manner described above under "--Interest Income and Original Issue Discount."

    If, contrary to our intended position that the trust will be classified as a grantor trust, the trust is treated instead as an association taxable as a corporation, a tax event will occur. If Lehman Brothers Holdings elects to distribute the junior subordinated debt securities to you at this time, or to redeem the securities and distribute the resulting cash, the distribution or the redemption and distribution, would likely constitute a taxable event to the trust and to you.

SALES OF PREFERRED SECURITIES

    If you sell or redeem your preferred securities, you will recognize gain or loss equal to the difference between:

    - your amount realized on the sale or redemption of the preferred securities (less an amount equal to any accrued but unpaid qualified stated interest that you did not previously include in income, which will be taxable as such); and

    - your adjusted tax basis in your preferred securities sold or redeemed.

    The gain or loss will generally be a long-term capital gain or loss if you have held your preferred securities for more than one year. Long-term capital gains of individuals derived with respect to capital assets held for more than one year are taxed at a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

CONSEQUENCES TO NON-UNITED STATES HOLDERS

    The following discussion only applies to you if you are not a United States holder. As discussed above, the preferred securities will be treated by the parties as evidence of indirect beneficial ownership interests in the junior subordinated debt securities. See above under "--Classification of the Trust" in this section.

    Special rules may apply to some non-United States holders, such as "controlled foreign corporations," "passive foreign investment companies," "foreign personal holding companies" and corporations that accumulate earnings to avoid United States federal income tax, that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

    UNITED STATES FEDERAL WITHHOLDING TAX

    The 30% United States federal withholding tax will not apply to any payment of principal or interest (including OID) on the preferred securities (or the junior subordinated debt securities) provided that:

    - you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the United States Treasury regulations;

    - you are not a controlled foreign corporation that is related to us through stock ownership;

    - you are not a bank whose receipt of interest on the preferred securities (or the junior subordinated debt securities) is described in section 881(c)(3)(A) of the Code; and

    - (a) you provide your name and address on an IRS Form W-8BEN (or successor form), and certify, under penalty of perjury, that you are not a United States person, or (b) if you hold your preferred securities (or junior subordinated debt securities) through certain foreign intermediaries, you satisfy the certification requirements of applicable United States Treasury regulations.

Special certification rules apply to certain non-United States holders that are entities rather than individuals. If you cannot satisfy the requirements described above, payments of premium, if any, and interest including OID, made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed

    - IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or

    - IRS Form W-8ECI (or successor form) stating that interest paid on the preferred security (or junior subordinated debt security) is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.


    Except as discussed below, the 30% United States federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of the preferred securities (or junior subordinated debt securities).

    UNITED STATES FEDERAL INCOME TAX

    If you are engaged in a trade or business in the United States and interest on the preferred securities (or the junior subordinated debt securities) is effectively connected with the conduct of that trade or business (although exempt from the 30% withholding tax), you will be subject to United States federal income tax on that interest on a net income basis in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest on preferred securities (or junior subordinated debt securities) will be included in earnings and profits.

    You will generally not be subject to United States federal income tax on the disposition of a preferred security (or a junior subordinated debt security) unless:

    - the gain is effectively connected with your conduct of a trade or business in the United States, or

    - you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.


    UNITED STATES FEDERAL ESTATE TAX



    Your estate will not be subject to United States federal estate tax on the preferred securities (or the junior subordinated debt securities) beneficially owned by you at the time of your death, provided that (1) you do not own 10% or more of the total combined voting power of all classes of our voting stock (within the meaning of the Code and the Treasury regulations), and (2) interest on that preferred security (or the junior subordinated debt security) would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.


INFORMATION REPORTING AND BACKUP WITHHOLDING

    UNITED STATES HOLDERS

    In general, information reporting requirements will apply to payments of income on the preferred securities and to the proceeds of sale of preferred securities made to you (unless you are an exempt recipient such as a corporation). A 31% backup withholding tax will apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full dividend and interest income.

    NON-UNITED STATES HOLDERS

    In general, no information reporting or backup withholding will be required regarding payments on the preferred securities that we make to you provided that we do not have actual knowledge that you are a United States person and we have received from you the statement described above under "United States Federal Withholding Tax."

    In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of preferred securities made within the United States or conducted through certain United States related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge that you are a United States person or you otherwise establish an exemption.

    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

    Lehman Brothers Holdings may offer the preferred securities in one or more of the following ways from time to time:

    - to or through underwriters or dealers;

    - by itself directly;

    - through agents; or

    - through a combination of any of these methods of sale.


    Any such underwriters, dealers or agents may include Lehman Brothers Inc. or other affiliates of Lehman Brothers Holdings.


    The prospectus supplement relating to a particular offering of preferred securities will set forth the terms of such offering, including:

    - the name or names of any underwriters, dealers or agents;

    - the purchase price of the preferred securities and the proceeds to Lehman Brothers Holdings from such sale;


    - any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, which in the aggregate will not exceed 8 percent of the gross proceeds of the offering;


    - the initial public offering price;

    - any discounts or concessions to be allowed or reallowed or paid to dealers; and

    - any securities exchanges on which such preferred securities may be listed.

    Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If underwriters are used in an offering of preferred securities, such preferred securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase preferred securities unless specified conditions are satisfied, and if the underwriters do purchase any preferred securities, they will purchase all preferred securities.

    In connection with underwritten offerings of the preferred securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the preferred securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

    - A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

    - A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

    - A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

    These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

    If dealers are utilized in the sale of preferred securities, Lehman Brothers Holdings will sell such preferred securities to the dealers as principals. The dealers may then resell such preferred securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

    Preferred securities may be sold directly by Lehman Brothers Holdings to one or more institutional purchasers, or through agents designated by Lehman Brothers Holdings from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. Any agent involved in the offer or sale of the preferred securities in respect of which this prospectus is delivered will be named, and any commissions payable by Lehman Brothers Holdings to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    If so indicated in the applicable prospectus supplement, Lehman Brothers Holdings will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase preferred securities from Lehman Brothers Holdings at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

    Lehman Brothers Inc., the broker-dealer subsidiary of Lehman Brothers Holdings, is a member of the National Association of Securities Dealers, Inc. and may participate in distributions of the preferred securities. Accordingly, offerings of preferred securities in which Lehman Brothers Inc. participates will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the NASD. Furthermore, any underwriters offering the preferred securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.


    This prospectus together with any applicable prospectus supplement may also be used by Lehman Brothers Inc. and other affiliates of Lehman Brothers Holdings in connection with offers and sales of the preferred securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. Such affiliates have no obligation to make a market in any of the preferred securities and may discontinue any market-making activities at any time without notice, in their sole discretion.


    Underwriters, dealers and agents may be entitled, under agreements with Lehman Brothers Holdings, to indemnification by Lehman Brothers Holdings relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Lehman Brothers Holdings and affiliates of Lehman Brothers Holdings in the ordinary course of business.

    Each series of preferred securities will be a new issue of securities and will have no established trading market. Any underwriters to whom preferred securities are sold for public offering and sale may make a market in such preferred securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The preferred securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the preferred securities.

UNITED KINGDOM SELLING RESTRICTIONS

    Each underwriter will represent and agree that:

    - it has not offered or sold and prior to the date six months after the date of issue of the preferred securities will not offer or sell preferred securities in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

    - it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the preferred securities in, from or otherwise involving the United Kingdom; and

    - it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the preferred securities to a person who is of a kind described in
      Article 11(3) of the Financial Services Act 1986 (Investment Advertisement) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

                              ERISA CONSIDERATIONS

    A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974 ("ERISA"), or a "benefit plan investor" as defined in certain plan asset regulations issued under ERISA by the U.S. Department of Labor (each, a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the preferred securities of the trust. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the Plan, the applicable provisions of ERISA, the Code and similar laws and whether the investment is appropriate for the Plan in view of its overall investment policy and diversification of its portfolio.

    ERISA and the Code prohibit Plans subject to ERISA and the Code from engaging in certain transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code relating to the Plan. The U.S. Department of Labor has issued a final regulation (29 C.F.R. Section2510.3-101) with regard to whether the underlying assets of an entity in which Plans acquire equity interests are deemed to be plan assets.

    Under such regulation, for purposes of ERISA and section 4975 of the Code, the assets of the trust would be deemed to be "plan assets" of a Plan whose assets were used to purchase preferred securities of the trust if the preferred securities of the trust were considered to be equity interests in the trust and no exception to plan asset status were applicable under such regulation.

    If the assets of the trust were deemed to be plan assets of Plans that are holders of the preferred securities of the trust, a Plan's investment in the preferred securities of the trust might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by a fiduciary investing in preferred securities of the trust. Also, Lehman Brothers Holdings might be considered a "party in interest" or "disqualified person" relating to plans whose assets were used to purchase preferred securities of the trust. If this were the case, an investment in preferred securities of the trust by a Plan might constitute, or in the course of the operation of the trust give rise to, a prohibited transaction under ERISA or the Code. In particular, it is likely that under such circumstances a prohibited extension of credit to Lehman Brothers Holdings would be considered to occur under ERISA and the Code.

    In addition, Lehman Brothers Holdings might be considered a "party in interest" or "disqualified person" for certain plans for reasons unrelated to the operation of the trust, e.g., because of the provision of services by Lehman Brothers Holdings or an affiliate to the plan. A purchase of preferred securities of the trust by any such Plan would be likely to result in a prohibited extension of credit to Lehman Brothers Holdings, without regard to whether the assets of the trust constituted plan assets.

    Because of the possibility that a prohibited extension of credit could occur as a result of the purchase or holding of the preferred securities of the trust by a Plan, the preferred securities of the trust may be not purchased or held by any Plan or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for exemptive relief under a prohibited transaction class exemption ("PTCE"). These class exemptions include, without limitation:

    - PTCE 96-23 for transactions determined by in-house asset managers,

    - PTCE 95-60 for transactions involving insurance company general accounts,

    - PTCE 91-38 for transactions involving bank collective investment funds,

    - PTCE 90-1 for transactions involving insurance company separate accounts, or

    - PTCE 84-14 for transactions determined by independent qualified asset managers.

    Any purchaser of the preferred securities of the trust or any interest therein will be deemed to have represented to the trust that either

    (a) it is not a Plan and is not purchasing such securities or interest therein on behalf of or with "plan assets" of any Plan or

    (b) its purchase and holding of the preferred securities of the trust or interest therein is eligible for the exemptive relief available under a PTCE.

    Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of preferred securities of the trust with plan assets consult with its counsel regarding the consequences under ERISA and the Code of the acquisition and ownership of preferred securities and the availability of exemptive relief under the class exemptions listed above. In JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS TRUST AND SAVINGS BANK, 114 S.Ct. 517 (1993), the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. The issues raised in HARRIS TRUST have also been the subject of legislative action, and have been addressed in regulations issued by the U.S. Department of Labor.

                                 LEGAL MATTERS

    Oliver Budde, Vice President of Lehman Brothers Holdings, has rendered an opinion to Lehman Brothers Holdings regarding the validity of the securities to be offered by Lehman Brothers Holdings by the prospectus. Richards, Layton & Finger, P.A., Wilmington, Delaware, has rendered an opinion to Lehman Brothers Holdings and the trusts regarding the validity of the preferred securities to be offered by the trusts and related matters. Simpson Thacher & Bartlett, New York, New York, or counsel to be identified in the applicable prospectus supplement, will act as legal counsel to the underwriters. Simpson Thacher & Bartlett has from time to time acted as counsel for Lehman Brothers Holdings and its subsidiaries and may do so in the future.

                                    EXPERTS

    The consolidated financial statements and financial statement schedule of Lehman Brothers Holdings Inc. as of November 30, 2000 and 1999, and for each of the years in the three-year period ended November 30, 2000, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report on the consolidated financial statements. The consolidated financial statements and such report are incorporated by reference in Lehman Brothers Holdings' annual report on Form 10-K for the year ended November 30, 2000, and incorporated by reference in this prospectus. The consolidated financial statements of Lehman Brothers Holdings referred to above are incorporated by reference in this prospectus in reliance upon such report given on the authority of said firm as experts in accounting and auditing. To the extent that Ernst & Young LLP audits and reports on consolidated financial statements of Lehman Brothers Holdings issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report given on said authority.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following are the estimated expenses to be incurred and paid by the Registrants in connection with the offerings described in this Registration Statement (other than underwriting discounts and commissions).

SEC registration fee........................................  $6,250,000
NASD fee....................................................      30,500
Rating Agency fees..........................................   1,000,000*
Exchange listing fees.......................................     250,000*
Legal fees and expenses.....................................     400,000*
Accounting fees and expenses................................     200,000*
Transfer Agent and Trustees fees and expenses...............     100,000*
Blue Sky qualification fees and expenses....................      15,000*
Printing and engraving fees and expenses....................     600,000*
Miscellaneous fees and expenses.............................     404,500*
                                                              ----------
  Total.....................................................  $9,250,000
                                                              ==========

------------------------

*   Estimated and subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Restated Certificate of Incorporation of Lehman Brothers Holdings (the "Charter") and the Amended and Restated By-Laws of Lehman Brothers Holdings (the "By-Laws") require Lehman Brothers Holdings to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Charter and By-Laws also provide that Lehman Brothers Holdings may, by action of the Board of Directors, provide indemnification to any employee or agent of Lehman Brothers Holdings to the same extent as the foregoing indemnification of directors and officers of Lehman Brothers Holdings.

    The right to indemnification under the Charter and By-Laws includes the right to be paid the expenses and costs incurred in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding (subject, in the case of employees and agents, to authorization by the Board of Directors) upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Lehman Brothers Holdings as authorized in the Charter or By-Laws.

    In addition, the officers and directors of Lehman Brothers Holdings are insured under officers' and directors' liability insurance policies purchased by Lehman Brothers Holdings, as permitted by the By-Laws. Under the By-Laws, Lehman Brothers Holdings has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Lehman Brothers Holdings, or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any capacity whether or not Lehman Brothers Holdings has the power to indemnify such person against such liability under the provisions of the By-Laws or applicable law. The directors, officers and employees of Lehman Brothers Holdings and the Regular Trustees of each Trust are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.

    The Declaration of each Trust provides that Lehman Brothers Holdings shall indemnify the Property Trustee or any of its affiliates, the Delaware Trustee or any of its affiliates, or any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee and the Delaware Trustee (each, a "Fiduciary Indemnified Person") for, and hold each Fiduciary Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties under such Declaration.

    The Declaration of each Trust also provides that Lehman Brothers Holdings will indemnify, to the full extent permitted by law, any Regular Trustee, affiliate of any Regular Trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee or any affiliate thereof; or any officer, employee or agent of such Trust or its affiliates (each, a "Debenture Issuer Indemnified Person") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such Trust) by reason of the fact that he is or was a Debenture Issuer Indemnified Person against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Debenture Issuer Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of such Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Declaration of each Trust also provides that Lehman Brothers Holdings shall indemnify, to the full extent permitted by law, any Debenture Issuer Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Debenture Issuer Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Debenture Issuer Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of each Trust further provides that expenses (including attorneys' fees) incurred by a Debenture Issuer Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by Lehman Brothers Holdings in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Debenture Issuer Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Lehman Brothers Holdings as authorized in the Declaration.

    Any underwriting agreement or agency agreement with respect to an offering of securities registered hereunder will provide for indemnification of Lehman Brothers Holdings and its officers and directors and the Trustees who signed this Registration Statement by the underwriters or agents, as the case may be, against certain liabilities including liabilities under the Securities Act of 1933 (the "Act").

ITEM 16. EXHIBITS

    The Exhibit Index beginning on page E-1 is hereby incorporated by reference.

ITEM 17. UNDERTAKINGS

      The undersigned Registrants hereby undertake:
1)     a)   To file, during any period in which offers or sales are
            being made, a post-effective amendment to this Registration
            Statement:

            i) To include any prospectus required by section 10(a)(3) of the Act;

            ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration
                 Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which has registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            iii) To include any material information with respect to the plan of distribution not previously disclosed in the
                 Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Lehman Brothers Holdings pursuant to
            Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

       b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      That, for purposes of determining any liability under the Act, each filing of Lehman Brothers Holdings' annual report pursuant to
      Section 13(a) or Section 15(d) of the Securities Exchange Act of
2)    1934 that is incorporated by reference in the Registration
      Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or
      otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the
      Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director,
3)
      officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Lehman Brothers Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on June 5, 2001.


LEHMAN BROTHERS HOLDINGS INC.

                  /s/ OLIVER BUDDE
     -----------------------------------------
                    Oliver Budde
                   VICE PRESIDENT
By:

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities indicated.


Dated: June 5, 2001


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Chief Executive Officer and Chairman of the
     -------------------------------------------         Board of Directors (principal executive
                Richard S. Fuld, Jr.                     officer)

                          *
     -------------------------------------------       Chief Financial Officer (principal financial
                   David Goldfarb                        and accounting officer)

                          *
     -------------------------------------------       Director
                 Michael L. Ainslie

                          *
     -------------------------------------------       Director
                    John F. Akers

                          *
     -------------------------------------------       Director
                  Roger S. Berlind

                          *
     -------------------------------------------       Director
                Thomas H. Cruikshank

                          *
     -------------------------------------------       Director
                    Henry Kaufman

                          *
     -------------------------------------------       Director
                  John D. Macomber

                          *
     -------------------------------------------       Director
                    Dina Merrill

*By:                    /s/ OLIVER BUDDE
             --------------------------------------
                          Oliver Budde
                        ATTORNEY-IN-FACT

    Pursuant to the requirements of the Securities Act of 1933, Lehman Brothers Holdings Capital Trust III, Lehman Brothers Holdings Capital Trust IV, Lehman Brothers Holdings Capital Trust V and Lehman Brothers Holdings Capital Trust VI each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on June 5, 2001.


LEHMAN BROTHERS HOLDINGS CAPITAL TRUST III

By:                  /s/ JEFFREY A. WELIKSON
             --------------------------------------
                       Jeffrey A. Welikson
                             TRUSTEE

By:                    /s/ JENNIFER MARRE
             --------------------------------------
                         Jennifer Marre
                             TRUSTEE

By:                     /s/ OLIVER BUDDE
             --------------------------------------
                          Oliver Budde
                             TRUSTEE

LEHMAN BROTHERS HOLDINGS CAPITAL TRUST IV

By:                  /s/ JEFFREY A. WELIKSON
             --------------------------------------
                       Jeffrey A. Welikson
                             TRUSTEE

By:                    /s/ JENNIFER MARRE
             --------------------------------------
                         Jennifer Marre
                             TRUSTEE

By:                     /s/ OLIVER BUDDE
             --------------------------------------
                          Oliver Budde
                             TRUSTEE

LEHMAN BROTHERS HOLDINGS CAPITAL TRUST V

By:                  /s/ JEFFREY A. WELIKSON
             --------------------------------------
                       Jeffrey A. Welikson
                             TRUSTEE

By:                    /s/ JENNIFER MARRE
             --------------------------------------
                         Jennifer Marre
                             TRUSTEE

By:                     /s/ OLIVER BUDDE
             --------------------------------------
                          Oliver Budde
                             TRUSTEE

LEHMAN BROTHERS HOLDINGS CAPITAL TRUST VI

By:                  /s/ JEFFREY A. WELIKSON
             --------------------------------------
                       Jeffrey A. Welikson
                             TRUSTEE

By:                    /s/ JENNIFER MARRE
             --------------------------------------
                         Jennifer Marre
                             TRUSTEE

By:                     /s/ OLIVER BUDDE
             --------------------------------------
                          Oliver Budde
                             TRUSTEE

                                 EXHIBIT INDEX


 1.01 Form of underwriting agreement (including delayed delivery contract) for debt securities
       -- Filed herewith

 1.02  Form of underwriting agreement for preferred stock
       -- Filed herewith

 1.03  Form of underwriting agreement for depositary shares
       -- Filed herewith

 1.04  Form of underwriting agreement for common stock
       -- Upon issuance of any such stock, will be filed as an exhibit to a Current Report on Form 8-K and thereby incorporated by reference

 1.05 Form of underwriting agreement for trust preferred securities
       -- Filed herewith

 4.01 Standard multiple series indenture provisions with respect to the senior and subordinated debt securities
       -- Incorporated by reference to Exhibit 4(a) of Post-Effective Amendment No. 1 to Registration Statement
          (No. 33-16141) filed with the SEC on November 16, 1987

 4.02  Indenture with respect to the senior debt securities
       -- Incorporated by reference to Exhibit 4(b) of Post-Effective Amendment No. 1 to Registration Statement
          (No. 33-16141) filed with the SEC on November 16, 1987

 4.03  First supplemental indenture with respect to the senior debt securities
       -- Incorporated by reference to Exhibit 4(m) of Registration
       Statement (No. 33-25797) filed with the SEC on November 25,
          1988

 4.04 Second supplemental indenture with respect to the senior debt securities
       -- Incorporated by reference to Exhibit 4(e) of Registration
       Statement (No. 33-49062) filed with the SEC on June 30, 1992

 4.05  Third supplemental indenture with respect to the senior debt securities
       -- Incorporated by reference to Exhibit 4(f) of Registration
       Statement (No. 33-46146) filed with the SEC on March 10,
          1992

 4.06 Fourth supplemental indenture with respect to the senior debt securities
       -- Incorporated by reference to Exhibit 4(f) of Form 8-A filed with the SEC on October 7, 1993

 4.07 Fifth supplemental indenture with respect to the senior debt securities
       -- Incorporated by reference to Exhibit 4(h) of Post-Effective Amendment No. 1 to Registration Statement
          (No. 33-56615) filed with the SEC on August 24, 1995

 4.08 Sixth supplemental indenture with respect to the senior debt securities
       -- Incorporated by reference to Exhibit 4(h) of S-3
       Registration Statement (No. 333-38227) filed with the SEC on October 17, 1997

4 .09  Form of senior debt security--fixed rate note
       -- Filed previously

 4.10  Form of senior debt security--variable rate note
       -- Filed previously

 4.11  Form of senior debt security--zero coupon note
       -- Incorporated by reference to Exhibit 4.1 of Current
       Report on Form 8-K filed with the SEC on April 27, 1988

 4.12  Form of senior debt security--medium-term note (fixed rate)
       -- Filed previously

 4.13 Form of senior debt security--medium-term note (floating rate)
       -- Filed previously

 4.14 Form of senior debt security--medium-term note (currency indexed)
       -- Filed previously

 4.15  Indenture with respect to the subordinated debt securities
       -- Incorporated by reference to Exhibit 2 of Form 8-A filed with the SEC on February 8, 1996

 4.16 Supplemental indenture with respect to the subordinated debt securities
       -- Incorporated by reference to Exhibit 3 of Form 8-A filed with the SEC on February 8, 1996

 4.17  Form of subordinated debt security
       -- Filed previously

 4.18 Form of subordinated debt security to be issued to each trust
       -- Filed previously

 4.19 Certificate(s) of designations with respect to the offered preferred stock
       -- Upon issuance of any such stock, will be filed as an exhibit to a Current Report on Form 8-K and thereby incorporated by reference

 4.20 Form of deposit agreement with respect to the depositary shares (including the form of depositary receipt to be issued thereunder)
       -- Filed previously

 4.21  [Reserved]

 4.22  Certificate of Trust of Lehman Brothers Holdings Capital
       Trust III
       -- Incorporated by reference to Exhibit 4(w) of S-3
       Registration Statement (No. 333-50197) filed with the SEC on April 15, 1998

 4.23  Certificate of Trust of Lehman Brothers Holdings Capital
       Trust IV
       -- Incorporated by reference to Exhibit 4.23 of S-3
       Registration Statement (No. 333-75723) filed with the SEC on April 15, 1999

4 .24  Certificate of Trust of Lehman Brothers Holdings Capital
       Trust V
       -- Incorporated by reference to Exhibit 4.24 of S-3
       Registration Statement (No. 333-75723) filed with the SEC on April 15, 1999

 4.25  Certificate of Trust of Lehman Brothers Holdings Capital
       Trust VI
       -- Incorporated by reference to Exhibit 4.25 of S-3
       Registration Statement (No. 333-75723) filed with the SEC on April 15, 1999

 4.26  [Reserved]

 4.27  Declaration of Trust of Lehman Brothers Holdings Capital
       Trust III
       -- Incorporated by reference to Exhibit 4(z) of S-3
       Registration Statement (No. 333-50197) filed with the SEC on April 15, 1998

 4.28  Declaration of Trust of Lehman Brothers Holdings Capital
       Trust IV
       -- Incorporated by reference to Exhibit 4.28 of S-3
       Registration Statement (No. 333-75723) filed with the SEC on April 15, 1999

 4.29  Declaration of Trust of Lehman Brothers Holdings Capital
       Trust V
       -- Incorporated by reference to Exhibit 4.29 of S-3
       Registration Statement (No. 333-75723) filed with the SEC on April 15, 1999

 4.30  Declaration of Trust of Lehman Brothers Holdings Capital
       Trust VI
       -- Incorporated by reference to Exhibit 4.30 of S-3
       Registration Statement (No. 333-75723) filed with the SEC on April 15, 1999

 4.31 Form of Amended and Restated Declaration of Trust for each trust (including the forms of preferred security and common security to be issued thereunder)
       -- Filed previously

 4.32 Form of Guarantee with respect to the preferred securities of each trust
       -- Filed previously

 4.33  Restated Certificate of Incorporation of Lehman Brothers
       Holdings dated May 27, 1994
       -- Incorporated by reference to Exhibit 3.1 to Transition
       Report on Form 10-K for the eleven months ended
          November 30, 1994

 4.34  Certificate of Designations with respect to the 5.94%
       Cumulative Preferred Stock, Series C
       -- Incorporated by reference to Exhibit 4.1 of Current
       Report on Form 8-K filed with the SEC on May 13, 1998

 4.35  Certificate of Designations with respect to the 5.67%
       Cumulative Preferred Stock, Series D
       -- Incorporated by reference to Exhibit 4.2 of Current
       Report on Form 8-K filed with the SEC on July 23, 1998

 4.36 Certificate of Designations with respect to the Fixed/Adjustable Rate Cumulative Preferred Stock, Series E
       -- Incorporated by reference to Exhibit 4.2 of Current
       Report on Form 8-K filed with the SEC on March 30, 2000

 4.37  Certificate of Amendment of the Restated Certificate of
       Incorporation of Lehman Brothers Holdings dated April 19,
       2001
       -- Incorporated by reference to Exhibit 3.5 of Quarterly
       Report on Form 10-Q filed with the SEC on April 16, 2001

4 .38  By-Laws of Lehman Brothers Holdings, amended as of
       March 26, 1997
       -- Incorporated by reference to Exhibit 3 of Quarterly
       Report on Form 10-Q filed with the SEC on April 14, 1997

 5.01  Opinion and consent of Oliver Budde, Vice President of
       Lehman Brothers Holdings, as to the validity of the debt securities, common stock, preferred stock, depositary shares and guarantees being registered
       -- Filed previously

 5.02 Opinion and consent of Richards, Layton & Finger, P.A., as to the validity of the trust preferred securities being registered
       -- Filed previously

 8.01 Opinion and consent of Simpson Thacher & Bartlett regarding certain tax matters
       -- Filed previously

12.01  Computation in support of ratio of earnings to fixed charges
       -- Incorporated by reference to Exhibit 12 of Quarterly
       Report on Form 10-Q filed with the SEC on April 16, 2001

12.02 Computation in support of ratio of earnings to combined fixed charges and preferred dividends
       -- Incorporated by reference to Exhibit 12 of Quarterly
       Report on Form 10-Q filed with the SEC on April 16, 2001

23.01  Consent of Oliver Budde, Vice President of Lehman Brothers
       Holdings
       -- Included in Exhibit 5.01 above

23.02  Consent of Richards, Layton & Finger, P.A.
       -- Included in Exhibit 5.02 above

23.03  Consent of Ernst & Young LLP
       -- Filed herewith

23.04  Consent of Simpson Thacher & Bartlett
       -- Included in Exhibit 8.01 above

24.01  Powers of attorney
       -- Filed previously

25.1 Form T-1 statement of eligibility and qualification under the Trust Indenture Act of 1939 (a "Form T-1") of Citibank,
       N.A. as trustee under the indenture with respect to the senior debt securities
       -- Filed previously

25.2 Form T-1 of The Chase Manhattan Bank ("Chase") as trustee under the indenture with respect to the subordinated debt securities
       -- Filed previously

25.3 Form T-1 of Chase as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust III
       -- Filed previously

25.4 Form T-1 of Chase as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust IV
       -- Filed previously

25.5 Form T-1 of Chase as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust V
       -- Filed previously

25.6 Form T-1 of Chase as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust VI
       -- Filed previously

25.7 Form T-1 of Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman
       Brothers Holdings Capital Trust III
       -- Filed previously

25.8 Form T-1 of Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman
       Brothers Holdings Capital Trust IV
       -- Filed previously

25.9 Form T-1 of Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman
       Brothers Holdings Capital Trust V
       -- Filed previously

25.10 Form T-1 of Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman
       Brothers Holdings Capital Trust VI
       -- Filed previously